                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                             Royal Oaks Mines Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.
/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                              ROYAL OAK MINES INC.

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS


     NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of the shareholders of Royal Oak Mines Inc. (the "Meeting") will be held in the Alberni Room, Pacific Palisades Hotel, 1277 Robson Street, Vancouver, British Columbia on Thursday, May 29, 1997 at 2:00 p.m., Vancouver time, for the following purposes:

     1. to receive the annual report, including the financial statements and auditors' report thereon, for the financial year ended December 31, 1996;

     2.   to elect seven directors;

     3. to appoint Arthur Andersen & Co. as auditors of the Corporation and to authorize the directors to fix their remuneration;

     4. to consider, and, if deemed advisable, to approve the stock options granted to certain senior officers and directors of the Corporation to purchase, in aggregate, up to 725,000 common shares of the Corporation at a price of $4.38 per share;

     5. to consider and, if deemed advisable, to approve the Corporation's 1997 Executive Performance Incentive Plan; and

     6. to transact such other business as may properly come before the Meeting or any adjournment thereof.

     A Management Information Circular (Proxy Statement), form of proxy and the annual report accompany this notice of meeting of shareholders. The list of shareholders will be prepared as of April 23, 1997, the record date fixed for determining shareholders entitled to notice of the Meeting. If a person acquires ownership of common shares after that date, the person may establish such ownership and demand, not later than ten days before the Meeting, that the person's name be included on the list of shareholders.

                                   By Order of the Board of Directors


                                   /s/ William J.V. Sheridan

                                   William J.V. Sheridan
                                   Secretary


     DATED at Toronto, Ontario, Canada, this 21st day of April, 1997.



          NOTE:     Whether or not you plan to attend the Meeting,
          shareholders are requested to complete, date, sign and return the accompanying form of proxy for use at the Meeting. To be effective, forms of proxy must be received by Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, Canada, V6C 3B9, Attention:
          Corporate Trust Services, by the last business day preceding the day of the Meeting or be received by the Chair or Secretary of the Meeting on the day of the Meeting.

                              ROYAL OAK MINES INC.
                               5501 Lakeview Drive
                           Kirkland, Washington  98033
                                     U.S.A.


                MANAGEMENT INFORMATION CIRCULAR (PROXY STATEMENT)
           RELATING TO THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 29, 1997


                             SOLICITATION OF PROXIES

     THIS MANAGEMENT INFORMATION CIRCULAR (PROXY STATEMENT) IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF ROYAL OAK MINES INC. (THE "CORPORATION" OR THE "COMPANY") OF PROXIES TO BE USED AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF THE CORPORATION OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF (THE "MEETING") TO BE HELD AT 2:00 P.M., VANCOUVER TIME, ON THURSDAY, MAY 29, 1997, FOR THE PURPOSES SET OUT IN THE ACCOMPANYING NOTICE OF MEETING. SOLICITATION WILL BE MADE PRIMARILY BY MAIL, BUT MAY BE SUPPLEMENTED BY SOLICITATION PERSONALLY BY DIRECTORS, OFFICERS AND EMPLOYEES OF THE CORPORATION WITHOUT ADDITIONAL COMPENSATION. THE COST OF SOLICITATION BY MANAGEMENT WILL BE BORNE BY THE CORPORATION. THIS PROXY STATEMENT IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT APRIL 25, 1997.

                      APPOINTMENT AND REVOCATION OF PROXIES

     The persons named in the enclosed form of proxy are officers and directors of the Corporation. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON TO ATTEND AND ACT FOR HIM OR HER AND ON HIS OR HER BEHALF AT THE MEETING MAY DO SO BY INSERTING IN THE BLANK SPACE PROVIDED IN THE ACCOMPANYING FORM OF PROXY THE NAME OF THE PERSON TO BE APPOINTED, WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION.

     A shareholder who has given a proxy may revoke it by an instrument in writing executed by the shareholder or his or her attorney duly authorized in writing and deposited either at the registered office of the Corporation (Suite 2500, BCE Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T7) or with The Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, Canada, V6C 3B9, Attention: Corporate Trust Services, at any time up to and including the last business day preceding the day of the Meeting or any adjournment or postponement thereof at which the proxy is to be used, or with the Chair of the Meeting on the day of the Meeting or any adjournment or postponement thereof or in any other manner permitted by law.

                                VOTING OF PROXIES

     Common shares which are entitled to be voted at the Meeting and which are represented by properly executed proxies will be voted by the persons named in the enclosed form of proxy in accordance with the directions contained therein on any ballot that may be called for. IN THE ABSENCE OF SUCH DIRECTIONS, IT IS INTENDED THAT SUCH SHARES WILL BE VOTED: (i) FOR THE ELECTION OF EACH OF THE SEVEN NOMINEES FOR DIRECTORS NAMED IN THIS PROXY STATEMENT; (ii) FOR THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS AUDITORS AND FOR THE AUTHORIZATION OF THE DIRECTORS TO FIX THE AUDITORS' REMUNERATION; (iii) FOR APPROVAL OF THE STOCK OPTIONS GRANTED TO CERTAIN SENIOR OFFICERS AND DIRECTORS OF THE CORPORATION TO PURCHASE, IN AGGREGATE, UP TO 725,000 COMMON SHARES OF THE CORPORATION AT A PRICE OF $4.38 PER SHARE; AND (iv) FOR

APPROVAL OF THE CORPORATION'S 1997 EXECUTIVE PERFORMANCE INCENTIVE PLAN, ALL AS DESCRIBED HEREIN. THE ENCLOSED FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED THEREIN WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE ACCOMPANYING NOTICE OF MEETING AND WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. AS OF THE DATE HEREOF, MANAGEMENT OF THE CORPORATION KNOWS OF NO SUCH AMENDMENTS, VARIATIONS OR OTHER MATTERS TO COME BEFORE THE MEETING.

                                    CURRENCY

     Except as otherwise noted herein, all dollar amounts are expressed in Canadian dollars.

                   VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

     The authorized capital of the Corporation consists of an unlimited number of common shares and an unlimited number of special shares, issuable in series, of which, on the date of this Proxy Statement, 140,795,079 common shares and no special shares are issued and outstanding. Witteck Development Inc., a wholly-owned subsidiary of the Corporation acquired in December 1995, is the registered and beneficial owner of 1,924,816 common shares of the Corporation. The shares owned by Witteck Development Inc. may not be voted but are included in the number of shares issued and outstanding. Except for Witteck Development Inc., each shareholder is entitled to one vote for each common share shown as registered in his or her name on the list of shareholders which is available for inspection during usual business hours at the offices of The Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, and at the Meeting. The list of shareholders will be prepared as of April 23, 1997, the record date fixed for determining shareholders entitled to notice of the Meeting. If a person acquires ownership of common shares after that date, the person may establish such ownership and demand, not later than ten days before the Meeting, that his or her name be included on the list of shareholders. The quorum for meetings of shareholders is 2 persons present, being either shareholders or proxyholders for shareholders.

     To the knowledge of the directors and officers of the Corporation, no person or corporation beneficially owns, directly or indirectly, or exercises control or direction over shares carrying more than 5% of the voting rights attached to the issued shares of the Corporation.

     The following table presents certain information regarding the number and percentage of common shares beneficially owned by each director and by each executive officer of the Corporation and by all directors and executive officers as a group, as of March 27, 1997. Except as otherwise indicated, the directors and officers have sole voting and investment power with respect to the shares beneficially owned or controlled by them.


                                                                          SHARES OF THE
                                                                           CORPORATION
                                                                       BENEFICIALLY OWNED OR
                                                                      CONTROLLED, DIRECTLY OR   PERCENTAGE OF
                                                                         INDIRECTLY(1)(2)           COMMON
NAME                               OFFICE                                                        SHARES(1)(2)
--------------------------------------------------------------------------------------------------------------
Margaret K. Witte(3)               Director, Chairman, President,            3,062,976                2.2%
                                   Chief Executive Officer

Ross F. Burns                      Director, Vice-President,                   410,779                *
                                   Global Exploration

William J. V. Sheridan             Director, Secretary                          85,000                *

J. Conrad Lavigne                  Director                                    115,000                *

John L. May                        Director                                     92,500                *

George W. Oughtred                 Director                                    610,000                *

Matthew Gaasenbeek                 Director                                    112,500                *

John R. Smrke                      Senior Vice-President                       271,370                *

James H. Wood                      Chief Financial Officer                     212,500                *

J. Graham Eacott                   Vice-President, Investor Relations          171,000                *

Edmund Szol                        Vice-President, Human Resources             160,000                *

Tim B. Acton                       Vice-President, Operations                      Nil

All present directors                                                        5,303,625                3.8%
and executive officers
as a group (12 persons)

* The percentage of shares beneficially owned does not exceed 1% of the class.

(1) The information as to shares beneficially owned, not being within the knowledge of the Corporation, has been furnished by the respective directors and executive officers individually.

(2) Includes and assumes the issuance of the following number of common shares issuable upon the exercise by the following individuals of options which are currently exercisable or exercisable within 60 days of the date hereof:
     Ms. Witte: 410,000; Mr. Burns: 155,000; Mr. Sheridan: 75,000; Mr. Lavigne:
     100,000; Mr. May: 60,000; Mr. Oughtred: 60,000; Mr. Gaasenbeek: 110,000;
     Mr. Smrke: 180,000; Mr. Wood: 210,000; Mr. Eacott: 108,000; Mr. Szol:
     160,000. Does not include options referred to under "Particulars of Matters to be Acted On - Stock Options to Senior Officers and Directors" as those options are not currently exercisable.

(3) Ms. Witte has also granted 2,008 put options which oblige her to purchase 200,800 common shares of the Corporation at a price of $6.00 per share if the holders require her to do so prior to the expiry of the options on September 19, 1997.

                      PARTICULARS OF MATTERS TO BE ACTED ON

ELECTION OF DIRECTORS

     The articles of the Corporation provide for a minimum of three and a maximum of fifteen directors. The Corporation currently has seven directors and the Board of Directors has determined that seven directors will be elected at the Meeting. Unless a choice is otherwise specified, it is intended that the shares represented by the proxies hereby solicited will be voted by the persons named therein for the election of each of the seven nominees whose names are set forth below, all of whom are now members of the Board of Directors and have been since the dates indicated below. Management does not contemplate that any nominee will be unwilling or unable to serve as a director but, if that should occur for any reason prior to the Meeting, it is intended that the persons named in the enclosed form of proxy shall reserve the right to vote for another nominee in their discretion. Each of the following persons is nominated to hold office as a director until the next annual meeting of shareholders of the Corporation or until his or her successor is duly elected, unless his or her office is earlier vacated in accordance with the by-laws of the Corporation.

     Under the BUSINESS CORPORATIONS ACT (Ontario), the 7 nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors, will be elected directors. A withholding of a vote (or a broker non-vote) will have no effect on the election since only affirmative votes will be counted with respect to the election of directors.

     The following table sets forth certain information with respect to each of the nominees:



                                                                                                            SHARES OF THE
                                                                                                             CORPORATION
                                                                                                             BENEFICIALLY
                                                                                                               OWNED OR
                                                                                                              CONTROLLED
NAME AND OFFICE WITH THE                   DIRECTOR                                                           DIRECTLY OR
CORPORATION                   AGE          SINCE(1)                   PRINCIPAL OCCUPATION                   INDIRECTLY(2)
--------------------------------------------------------------------------------------------------------------------------
MARGARET K. WITTE(3)(4)       43          July 1991              President and Chief Executive                 3,062,976
Chairman, President, Chief                                       Officer of the Corporation
Executive the Corporation

ROSS F. BURNS                 53          July 1991              Vice-President, Global                          410,779
Vice-President, Global                                           Exploration of the Corporation
Exploration

WILLIAM J. V. SHERIDAN(4)     52          July 1991              Partner, Lang Michener                           85,000
Secretary                                                        (barristers and solicitors)

J. CONRAD LAVIGNE(5)          80          July 1991              President, JCL Corporation                      115,000
                                                                 (broadcast consultants)

JOHN L. MAY(4)(5)             62          July 1991              Mining Executive, retired                        92,500

GEORGE W. OUGHTRED(3)(5)      67          July 1991              President, Privatbanken Holdings Inc.           610,000
                                                                 (private holding company)

MATTHEW GAASENBEEK(3)(4)      67          April 1993             Executive Vice-President,                       112,500
                                                                 Sharwood & Co. (venture capital
                                                                 company); Chairman, Ontario
                                                                 Development Corporation

(1) Each of the nominees listed above was a director of one or more of the Corporation's predecessors prior to the amalgamation of such predecessors on July 23, 1991.

(2) The information as to shares beneficially owned, not being within the knowledge of the Corporation, has been furnished by the respective directors individually. The number of shares indicated above includes and assumes the issuance of the following number of common shares issuable upon the exercise by the following individuals of options which are currently exercisable or exercisable within 60 days of the date hereof: Ms. Witte:
     410,000; Mr. Burns: 155,000; Mr. Sheridan: 75,000; Mr. Lavigne: 100,000;
     Mr. May: 60,000; Mr. Oughtred: 60,000; and Mr. Gaasenbeek: 110,000. Ms. Witte also has granted 2,008 put options which obligate her to purchase 200,800 common shares of the Corporation at a price of $6.00 per share if the holders require her to do so prior to September 19, 1997.

(3)  Denotes members of the Corporation's Audit Committee.

(4)  Denotes members of the Corporation's Compensation Committee.

(5)  Denotes members of the Corporation's Governance and Nominating Committee.

[PICTURE]   ROSS F. BURNS has served as Vice-President, Global Exploration of the Corporation or a predecessor thereof since 1989. From 1986 to 1989, Mr. Burns was Vice-President of Neptune Resources Corp. Mr.
            Burns has a Bachelor of Science (Honours) degree in Geology from Queens University and is a Fellow of the Geological Association of Canada, a registered professional geologist in the Northwest
            Territories, and a member of the Prospectors and Developers
            Association and the British Columbia and Yukon Chambers of Mines.
            Mr. Burns is also the President and a director of Ronnoco Gold Mines
            Limited and is a director of Asia Minerals Corp., Northbelt
            Yellowknife Mines Ltd. and Mate Yellowknife Mines Ltd.

[PICTURE]   MATTHEW GAASENBEEK has served as a director of the Corporation since
            1993. Mr. Gaasenbeek is Executive Vice-President of Sharwood & Co., a venture capital company and is Chairman of the Ontario Development
            Corporation, a Crown corporation.  He is also a director of Canadian
            Black River Petroleum Ltd., Angoss Software Inc. and National
            Enterprises Inc. Mr. Gaasenbeek has been and continues to serve as a director or officer of various public and private resource and finance companies. Mr. Gaasenbeek has a Bachelor of Arts (Honours) degree in Business Administration from the University of Western
            Ontario. Prior to 1991, Mr. Gaasenbeek was President and a director of Camreco Inc., a mining exploration company.

[PICTURE]   J. CONRAD LAVIGNE has served as a director of the Corporation since
            1991. Mr. Lavigne is President of JCL Corporation, a broadcast consulting firm. Mr. Lavigne is a director of Malette Inc. and Precision Fine Papers Inc. Mr. Lavigne is the former Chairman of
            Northern Telephone Co. Ltd. and a former director of Ontario Hydro and National Bank of Canada. Mr. Lavigne is a Lifetime Honorary
            Associate Member of the Central Canadian Broadcast Association and was inducted into the Canadian Broadcasters Hall of Fame in 1990.

[PICTURE]   JOHN L. MAY has served as a director of the Corporation since 1991.
            Mr. May is a retired mining executive and prior to his retirement in 1991 was Vice-President of Exploration of Teck Corporation. Mr. May has a Bachelor of Science degree in Applied Geology from the University of Toronto. During his career, he has been an officer and/or director of a number of public natural resource companies.
            He is currently a director of Eldorado Gold Corporation.

[PICTURE]   GEORGE W. OUGHTRED has served as a director of the Corporation since
            1991. Mr. Oughtred is President of Privatbanken Holdings Inc., a private holding company and a director of C.I. Fund Management Inc., an investment fund manager. Mr. Oughtred has served as a director and/or officer of numerous other public companies. Mr. Oughtred has a Bachelor of Commerce degree from McGill University and a Master of Business Administration degree from the University of Western
            Ontario.

[PICTURE]   WILLIAM J. V. SHERIDAN has served as a director of the Corporation since 1991. Mr. Sheridan has a Bachelor of Commerce degree from the University of Toronto and a law degree from Osgoode Hall Law School, Toronto. Mr. Sheridan joined Lang Michener, a Canadian law firm, in
            1972, became a partner in 1974 and is currently the Managing
            Partner. He specializes in mergers and acquisitions, mining, securities and international joint ventures. Mr. Sheridan is also a director and/or officer of Highwood Resources Ltd., Waterford
            Capital Management Inc., Win-Eldrich Mines Ltd., Eden Roc Mineral
            Corp., Pinkerton's of Canada Limited, Witco Canada Inc. and other public and private companies.

[PICTURE]   MARGARET K. (PEGGY) WITTE has served as President and Chief
            Executive Officer and Chairman of the Board of the Corporation or a predecessor thereof since 1989. From 1986 to 1989, Ms. Witte was
            President and Chief Executive Officer of Neptune Resources Corp.
            Ms. Witte has a Master of Science degree in Metallurgical
            Engineering from Mackay School of Mines and Geology in Reno, Nevada and a Bachelor of Science degree in Chemistry from the University of Nevada. Ms. Witte is a member of the American Institute of Mining, Metallurgical and Petroleum Engineers and the Canadian Institute of
            Mining and Metallurgy and past director of the Mining Association of Canada and the Prospectors and Developers Association of Canada.
            Ms. Witte is a recipient of several awards, including Special
            Achievement Award, Canadian Mineral Processors (1985), Woman of
            Distinction Award Y.W.C.A. (1991), Developer of the Year,
            Prospectors and Developers Association of Canada (1993) and the
            Financial Post's Newsmaker of the Year (1994). Ms. Witte is also a director of Highwood Resources Ltd., Talisman Energy Inc., an oil and gas company, and TransCanada Pipelines Limited, an oil and gas pipeline company.

CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met nine times during 1996 and each director attended all of the meetings, except Mr. Burns and Mr. Oughtred, each of whom attended eight of the nine meetings. The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. All such committees met during 1996 and each director attended all of such meetings of the committees on which he or she served.

     The Audit Committee, the members of which are Ms. Witte and Messrs. Gaasenbeek and Oughtred met once in 1996. The Audit Committee's principal functions are to meet with the Corporation's independent auditors to review the financial statements contained in the Annual Report, and to discuss specific issues as appropriate, to review the Corporation's system of internal accounting controls and to report to the Board of Directors thereon.

     The Compensation Committee, the members of which are Ms. Witte and Messrs. May, Sheridan and Gaasenbeek, met once in 1996. The Compensation Committee's principal functions are to make recommendations to the Board of Directors concerning the adequacy and form of compensation of senior officers and directors of the Corporation.

     The Governance and Nominating Committee, the members of which are Messrs. May, Oughtred and Lavigne, was formed in February 1996. The Governance and Nominating Committee's principal functions are as set out herein under "Statement of Corporate Governance Practices - Description of board committees, their mandates and their activities".


APPOINTMENT AND REMUNERATION OF AUDITORS

     It is intended that the common shares represented by the proxies hereby solicited will be voted for the re-appointment of Arthur Andersen & Co., Chartered Accountants, as auditors of the Corporation, to hold office until the next annual meeting of the shareholders of the Corporation and to authorize the directors to fix the auditors' remuneration. Arthur Andersen & Co. have been the auditors of the Corporation since July 23, 1991. A representative of Arthur Andersen & Co. is expected to be present at the Meeting to make a statement if he so desires and to be available to respond to questions of the shareholders. In the appointment of auditors, a withholding of a vote (or a broker non-vote) will have no effect on the appointment since only affirmative votes will be counted with respect to the appointment of the auditors.

STOCK OPTIONS TO SENIOR OFFICERS AND DIRECTORS

     On January 2, 1997, the Corporation granted options to purchase a total of 725,000 common shares at a price of $4.38 per share to several senior officers and directors of the Corporation as follows:



                                                                          NUMBER OF SHARES
                                                                        ISSUABLE ON EXERCISE
                                                                             OF OPTIONS
OPTION HOLDER           OFFICE HELD
--------------------------------------------------------------------------------------------
Margaret K. Witte       Chairman, President, Chief Executive Officer,          150,000
                        Director
Ross F. Burns           Vice-President, Global Exploration, Director            75,000
John R. Smrke           Senior Vice-President                                   75,000
James H. Wood           Chief Financial Officer                                 75,000
J. Graham Eacott        Vice-President, Investor Relations                      75,000
Edmund Szol             Vice-President, Human Resources                         75,000
Matthew Gaasenbeek      Director                                                40,000
J. Conrad Lavigne       Director                                                40,000
John L. May             Director                                                40,000
George W. Oughtred      Director                                                40,000
William J. V. Sheridan  Director, Secretary                                     40,000

     One-half of the options vests on each of April 30, 1998 and April 30, 1999. Vested options are exercisable for cash until January 1, 2004, provided that a holder's options shall terminate 90 days after he or she ceases for any reason to be an officer or director of the Corporation. The options are non-assignable and are subject to listings approval of The Toronto Stock Exchange and the American Stock Exchange, which is expected to be obtained. The exercise price was equal to the closing price of the Corporation's common shares on The Toronto Stock Exchange on the last trading day prior to the date of grant. The closing price of the Corporation's common shares on The Toronto Stock Exchange on April 18, 1997 was $3.85.

     Because the named option holders are directors and/or senior officers of the Corporation, the grant of these options requires the approval of a majority of the votes cast in respect thereof by the shareholders of the Corporation. Abstention from voting with respect to the grant of options (and broker non-votes) will have no effect on the approval or non-approval of the options, since only votes cast either "for" or "against" will be counted in determining whether the options have been approved by a majority of the votes cast. Unless a choice is otherwise specified, it is intended that the common shares represented by the proxies hereby solicited will be voted for approval of the above-described options. In the event that the said approval is not forthcoming, such options may not be exercised.

     On January 2, 1997, the Corporation also granted options to purchase up to an additional 764,500 common shares of the Corporation at $4.38 per share to non-executive officers and employees of the Corporation and its subsidiaries. The grant of these options does not require shareholder approval, but the options are subject to listings approval of The Toronto Stock Exchange and the American Stock Exchange, which is expected to be obtained.


FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE OPTION GRANTS

UNITED STATES FEDERAL TAX CONSEQUENCES

     The Corporation has been advised that, based on the present provisions of the U.S. Internal Revenue Code (the "Code") and regulations promulgated thereunder, the U.S. federal income tax consequences for option holders who are U.S. citizens or residents ("U.S. Optionees") and for Arctic Precious Metals, Inc. ("Arctic") of the grant, vesting and exercise of the options and the subsequent disposition of stock acquired thereby will be as described below.

     Generally, a U.S. Optionee does not recognize any U.S. federal taxable income, and Arctic is not allowed a U.S. federal income tax deduction, as a result of the grant of an option. Upon the exercise of an option, a U.S. Optionee will realize ordinary income for U.S. federal income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares acquired at the time of exercise over the amount paid for such shares. At that time, Arctic will be allowed a U.S. federal income tax deduction equal to the amount of ordinary taxable income recognized by the U.S. Optionee, subject to the limitations described below.

     When a U.S. Optionee exercises an option, his or her U.S. federal income tax basis in the shares acquired is equal to the fair market value of the shares on the date ordinary income is recognized, and the holding period for such shares begins on the day after the shares are received.

     When a U.S. Optionee disposes of shares acquired upon exercise of an option, the difference between the amount realized on the sale and the basis in the shares is treated as long-term or short-term capital gain or loss, depending on the holding period for the shares. Long-term capital gain treatment is applicable if the shares are held for more than one year. The subsequent disposition by a U.S. Optionee of shares acquired by exercise of an option will not result in any additional tax consequences to the Corporation or Arctic.

     Arctic must satisfy applicable federal tax reporting requirements with respect to options in order to be entitled to the deductions described above.
In addition, under Section 162(m) of the Code, compensation of an individual who is the Chief Executive Officer or any of the other four most highly paid officers of the Corporation may not be deducted to the extent such compensation exceeds $1 million in any taxable year, unless such compensation qualifies for an exemption for certain performance-based compensation. The options will not qualify for this exemption, so the deductions otherwise available to Arctic as described above may be disallowed in whole or in part as a result of Section 162(m).

     THE FOREGOING DISCUSSION IS INTENDED FOR GENERAL INFORMATION PURPOSES ONLY, NOT AS SPECIFIC TAX ADVICE TO ANY OPTION HOLDER. IT DOES NOT ADDRESS THE IMPACT OF STATE AND LOCAL TAXES, THE FEDERAL ALTERNATIVE MINIMUM TAX, AND SECURITIES LAWS RESTRICTIONS. U.S. OPTIONEES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX EFFECT OF AWARDS IN THEIR INDIVIDUAL CIRCUMSTANCES.

CANADIAN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the principal Canadian federal income tax consequences under the INCOME TAX ACT (Canada) for those option holders who are or are deemed to be residents of Canada ("Canadian Optionees"). This summary is based on the current provisions of the INCOME TAX ACT (Canada) and the regulations thereunder and on the current published administrative and assessing practices of Revenue Canada, Customs, Excise and Taxation.

     A Canadian Optionee will not recognize any income upon the grant of an option. Upon exercise of the option to acquire common shares of the Corporation, the Canadian Optionee will be deemed for Canadian income tax purposes to have received a taxable benefit from his or her employment in the year in which the option is exercised. The amount of the benefit in respect of the shares acquired will be the amount by which the fair market value of the shares at the time of the option exercise (generally the closing price of the shares on the date of exercise) exceeds the exercise price of the option, multiplied by the number of shares acquired. The amount of the deemed benefit is included in computing the Canadian Optionee's income for tax purposes as employment income in the year in which the option is exercised and the shares are acquired, and generally, the Canadian Optionee will be entitled to a deduction of one-quarter of the taxable benefit in computing taxable income for the year in which the option is exercised.

     The adjusted cost base of any shares acquired by the Canadian Optionee on the exercise of the option will be equal to the exercise price per share plus the amount of the deemed benefit included in the Canadian Optionee's income. At such time as the Canadian Optionee disposes of the shares, the Canadian Optionee will generally realize a capital gain or sustain a capital loss to the extent that the proceeds of disposition (less any costs of disposition) are greater or less than the adjusted cost base of the shares disposed of. In computing the Canadian Optionee's income for the year in which the shares are sold, three-quarters of the amount of any resulting capital gain (a "taxable capital gain") will be included in income and three-quarters of the amount of any resulting capital loss (an "allowable capital loss") will be deductible against taxable capital gains realized by such Canadian Optionee in the year of disposition.
Any excess of allowable capital losses over taxable capitals gains of the Canadian Optionee for the year of disposition may be carried back up to three taxation years or carried forward indefinitely and deducted against net taxable capital gains in those other taxation years. Capital gains realized by an individual may be subject to the alternative minimum tax. An individual must pay the greater of the regular income tax and the alternative minimum tax, which is based on "adjusted taxable income". In calculating "adjusted taxable income", certain tax preferences or deductions are not allowed, including the above described deduction of one-quarter of the amount of the taxable benefit included in income on the exercise of the stock option and the one-quarter of the amount of any capital gain realized which is excluded in computing income for the regular income tax.

     There will be no income tax deductions allowed to the Corporation upon the grant, exercise or termination of the stock options.

THE 1997 EXECUTIVE PERFORMANCE INCENTIVE PLAN

     The 1997 Executive Performance Incentive Plan (the "Plan") provides for annual incentive payments to key executives of the Company based upon Company performance. As the Report of the Compensation Committee discusses, the Company's compensation programs are based on a strong pay-for-performance philosophy. A central element of this philosophy has been to link one-half of annual cash compensation to the attainment of the Company's annual financial objectives and one-half of the annual compensation to factors which result in production growth. The Plan is intended to continue this direct linkage between Company growth, financial performance and compensation. THE BOARD OF DIRECTORS RECOMMENDS THAT THE PLAN BE APPROVED BY SHAREHOLDERS. A copy of the Plan is included in this Management Information Circular (Proxy Statement) as Exhibit A and the following description is qualified in its entirety by reference to the Plan.

     In the past, the Company has awarded annual incentives to key executives on an individual basis as a result of individual accomplishment recognized by the Compensation Committee. As a result of the Company's growth, the Plan is the first fully structured plan to be implemented. In addition to the Plan, the Compensation Committee at their discretion may recommend to the Board of Directors the granting of stock options to the named executives or other bonus opportunities separate from the Plan.

     If the Plan is not approved by the shareholders, named executive officers will not be compensated under the Plan and the Compensation Committee of the Board of Directors will reassess the situation in light of then-current circumstances.

     The OMNIBUS BUDGET RECONCILIATION ACT OF 1993 added Section 162(m) to the United States Internal Revenue Code of 1986 (the "Code") which generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million (US) in any taxable year to the Chief Executive Officer or any of the four other most highly compensated executive officers ("named executive officers"). The Company intends to structure awards under the Plan so that compensation resulting therefrom would be qualified "performance-based compensation" eligible for continued deductibility with shareholder approval. To allow the Company to so qualify for such compensation, the Company is seeking approval of the Plan and the material terms of performance goals applicable to the Plan.

     The Plan allows for aggregate payments consisting of $1 million (US) plus three percent (3%) of Cash Flow from Operating Activities of the Company, as defined in the Plan, for the fiscal year relating to the award (the "Plan Pool") provided that where in any year Cash Flow from Operating Activities is a negative amount, the Plan Pool shall consist of $1 million (US). Amounts actually payable for any fiscal year will be subject to attainment of
performance goals.    No individual may receive as a maximum amount an annual
payment under the Plan that exceeds forty percent (40%) of the Plan Pool for the fiscal year relating to the awards. Payments under the Plan may be made in either cash, common shares of the Company or a combination of cash and common shares. The form of payments will be determined by the Compensation Committee. The maximum amount of common shares that may be issued in any one year is limited to 400,000 and the maximum number of common shares that may be issued pursuant to the Plan is 2,000,000.

     The Plan is subject to regulatory approval and to shareholder approval.

PLAN ADMINISTRATION

     The Plan will be administered by a committee of the Board of Directors (the "Committee") which will be composed entirely of non-employee directors that meet the criteria of "outside director" under Section 162(m) of the Code and "non-employee director" under Section 16 of the SECURITIES EXCHANGE ACT OF 1934. The Committee will select the key executives of the Company that shall receive awards, the target pay-out level and the performance targets. The Committee will certify the level of attainment of performance targets. Key executives are eligible to receive awards under the Plan.

PERFORMANCE CRITERIA

     Section 162(m) requires that performance awards be based upon objective performance measures. For executives whose compensation is, or may be, subject to Section 162(m), the performance criteria may include one or more of the following:

     a.   Operating cash flows           e.   Reserve increases

     b.   Revenue and net income         f.   Return on shareholders' equity

     c.   Project acquisitions           g.   Appreciation in share price

     d.   Cash cost of production

     For any participant not expected to be subject to Section 162(m) of the Code, other performance measures or objectives, whether quantitative or qualitative, may be established. Performance criteria may relate to the total Company or any division or activity thereof. Performance targets may be set at a specific level or may be expressed as relative to the comparable measures at comparison companies or a defined index. The Committee will establish specific targets for participants in the Plan.

AWARD DEFERRALS

     With the concurrence of the Committee, participating executives may elect to defer receipt of any cash payments due until their retirement from the Company or other termination of employment with the Company. Any cash amount deferred will be credited to deferred compensation accounts for these executives. The deferred funds will be valued in reference to one or more of the following: (1) a fund based upon the market value of Company common shares (including reinvestment of dividend payments); (2) an equity fund designated by the Committee reflecting a market-based index measuring the rate of return on equity investments; or (3) a fixed income fund designated by the Committee utilizing a reasonable interest rate. Additional investment funds may be established by the Committee as necessary to manage deferrals effectively.

TERMS AND AMENDMENT OF THE PLAN

     The Plan, if approved by shareholders, will be effective for all fiscal years beginning 1997 by action of the Board of Directors. The Plan may be amended or discontinued by the Board of Directors at any time but no such action shall adversely affect any outstanding award to a Participant.

FUTURE PLAN AWARDS

     Since future awards under the proposed Plan will be based upon the future performance of the Company, actual payments cannot be determined at this time. The proposed Plan is a continuation of the current methods of evaluating performance but the 1996 award payments would not have been any different than as is shown in the Summary Compensation Table had the proposed Plan been in effect in 1996.

     The Plan requires the approval of a majority of the votes cast in respect thereof by the shareholders of the Corporation, excluding votes cast with respect to shares owned or controlled by the senior officers of the Corporation. Abstention from voting with respect to the proposed Plan (and broker non-votes) will have no effect on the approval or non-approval of the Plan, since only votes cast either "for" or "against" will be counted in determining whether the Plan has been approved by a majority of the votes cast. Unless a choice is otherwise specified, it is intended that the common shares represented by the proxies hereby solicited will be voted for approval of the Plan.

     The Board of Directors feels that the implementation of a structured program of annual incentive awards based upon Company performance and growth are in the best interests of the Company and its shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED PLAN.


                             EXECUTIVE COMPENSATION

COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The following table sets forth all compensation for the fiscal years ended December 31, 1996, 1995 and 1994 for the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


------------------------------------------------------------------------------------------------------------------------------
                                                   ANNUAL COMPENSATION                            LONG TERM
                                                                                                COMPENSATION
----------------------------------------------------------------------------------------------------------------
                                                                                              SECURITIES UNDER
   NAME AND                                                                    OTHER ANNUAL     OPTIONS/SARS       ALL OTHER
   PRINCIPAL                             SALARY              BONUS             COMPENSATION      GRANTED (#)      COMPENSATION
   POSITION                   YEAR         ($)                ($)                  ($)(3)                                ($)(8)
------------------------------------------------------------------------------------------------------------------------------
M. K. Witte,                  1996    $280,300(US)       $950,000(US)        $317,754(US)(6)       60,000         $174,380(US)
Chairman,
President and                 1995    $250,200(US)       $150,000(US)        $122,151(US)(4)            -                -
Chief Executive
Officer                       1994    $250,000            $75,250                   -              50,000                -
------------------------------------------------------------------------------------------------------------------------------
J.R. Smrke,                   1996    $137,840(US)        $40,000(US)        $110,619(US)(5)       60,000          $27,863(US)
Senior Vice-
President                     1995    $132,800(US)        $30,000(US)         $63,400(US)(5)            -                -
                                                                              $41,034(US)(4)

                              1994    $145,000            $60,250                   -              50,000                -
------------------------------------------------------------------------------------------------------------------------------
J. H. Wood, Chief             1996    $137,840(US)        $80,000(US)               -              60,000          $30,582(US)
Financial
Officer(1)                    1995    $123,600(US)        $30,000(US)         $41,034(US)(4)            -                -

                              1994     $87,917            $40,250                   -             230,000                -
------------------------------------------------------------------------------------------------------------------------------
R.F. Burns,                   1996    $135,490(US)        $40,000(US)         $12,500(US)(7)       60,000          $31,188(US)
Vice-President,
Global                        1995    $124,500(US)        $30,000(US)         $15,963(US)(4)            -                -
Exploration
                              1994    $145,000             $5,250                   -              50,000                -
------------------------------------------------------------------------------------------------------------------------------
Edmund Szol,                  1996    $137,840(US)       $110,000(US)               -              60,000          $36,621(US)
Vice-President,
Human                         1995    $112,660(US)        $30,000(US)               -             200,000                -
Resources(2)
                              1994    -                         -                   -                   -                -
------------------------------------------------------------------------------------------------------------------------------

(1)  Mr. Wood was hired and appointed Chief Financial Officer in May, 1994.

(2) Mr. Szol was hired and appointed Vice-President, Human Resources in February, 1995.

(3) Except as otherwise indicated, the value of perquisites and benefits does not exceed the lesser of $50,000 and 10% of the total annual salary and bonus.

(4) Relocation payments upon the Corporation's move of its executive offices to the United States were made to Ms. Witte for $100,000 (US), Mr. Smrke for $40,000 (US), Mr. Wood for $40,000 (US) and to Mr. Burns for $15,000 (US).

(5) The entire amount for 1995 and $109,834 (US) of the total amount for 1996 represents the difference between the market price of the Corporation's common shares on the date of exercise and the option exercise price, multiplied by the number of shares acquired, with the balance for 1996 representing life insurance premiums paid.

(6) $272,845 (US) of the total amount represents the difference between the market price of the Corporation's common shares on the date of exercise and the option exercise price, multiplied by the number of shares acquired.
     The balance relates to car lease payments of $6,730 (US), the payment of life insurance premiums of $24,208 (US) and director's fees of $13,971
     (US).

(7)  Refers to director's fees received.

(8) With respect to 1996, refers to the following amounts for each of Ms. Witte and Messrs. Smrke, Wood, Burns and Szol respectively: (i) contributions by the Corporation on behalf of the named officers to the 401(k) Plan: $4,555
     (US), $4,135 (US), $4,135 (US), $4,064 (US) and $4,135 (US), respectively and (ii) with respect to premiums paid by the Corporation under the Corporation's "split-dollar" Life Insurance Program the sum of (a) the value of the premium payment used to purchase term life insurance plus (b) the value of the benefit to the executive officer of the remainder of the premium payment: $169,825 (US), $23,728 (US), $26,447 (US), $27,124 (US)
     and $32,486 (US), respectively.

STOCK OPTIONS

     During 1996, options to purchase a total of 1,035,000 common shares of the Corporation were granted to directors, officers and employees of the Corporation. Particulars of the grants of options are as follows:

DATE OF GRANT               NUMBER OF SHARES                   EXERCISE PRICE
-----------------------------------------------------------------------------
January 2, 1996                  720,000                            $4.90
January 31, 1996                  50,000                            $6.00
February 2, 1996                  20,000                            $6.75
February 15, 1996                 75,000                        $6.38, $6.50
July 31, 1996                    100,000                            $5.30
August 29, 1996                   50,000                            $5.25
October 1, 1996                   20,000                            $5.30

     The following tables set forth details of the options granted during 1996 to each of the Named Executive Officers and the particulars of option exercises and year-end option values for each of the Named Executive Officers:


                               OPTION GRANTS DURING 1996


---------------------------------------------------------------------------------------------------------------------
                                                             Market Value
                                                             of Securities                    Potential Realizable
                                                              Underlying                        Value at Assumed
             Securities      % of Total                      Options on the                      Annual Rates of
               Under          Options                        Date of Grant                         Stock Price
              Options        Granted to     Exercise Price   ($/Security)      Expiration       Appreciation for
             Granted (#)    Employees in    ($/security)                         Date             Option Term(1)
Name                             1996                                                         -----------------------
                                                                                               5% ($)     10% ($)
---------------------------------------------------------------------------------------------------------------------
M.K. Witte    60,000           5.8              4.90             4.85         Jan. 2, 2001      77,398     174,658
J.R. Smrke    60,000           5.8              4.90             4.85         Jan. 2, 2001      77,398     174,658
R.F. Burns    60,000           5.8              4.90             4.85         Jan. 2, 2001      77,398     174,658
J.H. Wood     60,000           5.8              4.90             4.85         Jan. 2, 2001      77,398     174,658
E. Szol       60,000           5.8              4.90             4.85         Jan. 2, 2001      77,398     174,658



(1) Potential realizable values are based on assumed annual rates of return specified by the Securities and Exchange Commission. The Corporation cautions shareholders and option holders that such increases in values are based on speculative assumptions and should not inflate expectations of the future value of their holdings.

    AGGREGATE OPTION EXERCISES DURING 1996 AND 1996 YEAR-END OPTION VALUES







-----------------------------------------------------------------------------------------------------
              Securities    Aggregate                                      Value of Unexercised
              Acquired on     Value         Unexercised Options as at          in-the-money
              Exercise      Realized               Year End                Options at Year End
    Name        (#)         ($)                       (#)                           ($)
                                             ---------------------------------------------------------
                                            Exercisable  Unexercisable    Exercisable  Unexercisable
------------------------------------------------------------------------------------------------------
M. K. Witte     83,333      $376,665           350,000         60,000              0              0
J. R. Smrke     40,000      $150,000           120,000         60,000       $191,600              0
R. F. Burns         --            --            95,000         60,000        $76,950              0
J. H. Wood          --            --           110,000        180,000              0              0
E. Szol             --            --            50,000        210,000         $3,500        $10,500


RETIREMENT PLAN

    The officers of the Corporation participate in the Royal Oak Mines (USA) Retirement Plan, which covers substantially all U.S. employees of the Corporation, as defined. Contributions to the Retirement Plan, and the related expense or income, are based on general actuarial calculations and accordingly, no portion of the Corporation's contributions, and related expenses or income, is specifically attributable to the Corporation's officers. The current maximum annual pension benefit payable by the Plan to any employee is $120,000 (US), subject to specified adjustments. Upon reaching the normal retirement age of 65, each participant is eligible to receive annual retirement benefits in monthly instalments for life equal to, for each year of credited service, 1.2% of Final Average Earnings (FAE) (defined as the average of the highest 60 consecutive months of earnings during the 120 months preceding severance date). Officers of the Corporation are eligible to receive reduced retirement benefits as early as age 55 with 5 years of eligible service. The Retirement Plan earnings for purpose of the Plan include "regular salary or wages and any base salary deferrals under the 401(k) Savings Plan. Earnings do not include any bonus or commissions, overtime pay, moving expenses, car allowances, other business expense reimbursement or nonqualified deferrals". Annual pensionable compensation for the fiscal year ending December 31, 1996 covered by the Retirement Plan is limited to $150,000 (US) (as may be indexed) pursuant to
Section 401(a)(17) of the Code.

    The following table shows estimated aggregate annual benefits under the Retirement Plan payable upon retirement to a participant who retires in 1996 at age 65 having the years of service and Final Average Earnings as specified.

--------------------------------------------------------------------------------
                          YEARS OF CREDITED SERVICE
--------------------------------------------------------------------------------
FAE      5         10        15        20        25        30
--------------------------------------------------------------------------------
         $US       $US       $US       $US       $US       $US
--------------------------------------------------------------------------------
 75,000  4,500     9,000     13,500    18,000    22,500    27,000
100,000  6,000     12,000    18,000    24,000    30,000    36,000
125,000  7,500     15,000    22,500    30,000    37,500    45,000
150,000+ 9,000     18,000    27,000    36,000    45,000    54,000
--------------------------------------------------------------------------------

    Benefits listed in the pension table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 1996, the following executive officers have completed the indicated number of years of credited service: R. F. Burns, 6 years; E. Szol, 1.8 years; J. R. Smrke, 7 years, M. K. Witte, 6 years and J. H. Wood, 2.6 years.

SUPPLEMENTAL LIFE INSURANCE PLAN

    The Corporation has established a plan effective January 1, 1996, to provide certain executives of the Corporation, including the named officers, with supplemental life insurance protection for their families in the event of death under a split dollar life insurance arrangement. Under this plan, upon the death of a participant, beneficiaries designated by such participant will be entitled to receive that portion of the policy proceeds equal to the greater of the total cash value of the policy or two times the participant's highest annual compensation from the Corporation during the three consecutive calendar years prior to the death.

EMPLOYMENT AGREEMENTS

    The Corporation has guaranteed the performance of employment agreements (collectively, the "Agreements") made by its wholly-owned U.S. subsidiary, Arctic Precious Metals, Inc. carrying on business as Royal Oak Mines (USA) Inc. ("Arctic"), with Margaret K. Witte, President and Chief Executive Officer of the Corporation, and Ross F. Burns, Vice-President of Exploration. The Corporation also guaranteed the performance by Arctic of employment agreements with the Corporation's Chief Financial Officer and three Vice-Presidents (collectively, the "Executives"), being Messrs. Wood, Smrke, Szol and Eacott.

    The Agreements, which for the four Executives are substantially identical except for the compensation provisions, were reviewed and approved by the Board of Directors of the Corporation following the recommendation of the Compensation Committee. The Agreements are for initial fixed terms of two years in the case of Ms. Witte and Mr. Burns and one year for the Executives, with identical automatic renewal terms of additional 12-month periods until termination. In the event of a termination of employment without cause and in certain other specified circumstances, including a change of control of Arctic or the Corporation, each employee is entitled to compensation. In the case of Ms. Witte and Mr. Burns, the acquisition by any person or group acting in concert of more than 30% of the issued and outstanding common shares of Arctic or the Corporation or the election to the Board of Directors of Arctic or the Corporation of persons employed by or representing any one person or group acting in concert and constituting 40% or more of the Board of Directors would constitute a "Terminating Event".

    In the event that the employment of either Ms. Witte or Mr. Burns is terminated without cause, each is entitled to 24 months notice of termination or payment in lieu thereof with full continuation of benefits for the notice period. In the event of termination by either employee upon the occurrence of a Terminating Event, Ms. Witte is entitled to receive a lump sum representing three years salary, together with all benefits for a 24-month period and Mr. Burns is entitled to receive a lump sum representing two years salary, together with all benefits for the 24-month period. In addition, Ms. Witte and Mr. Burns will have the right for a period of six months from such Terminating Event to require the Corporation to purchase or arrange for the purchase of up to 2,000,000 common shares (in the case of Ms. Witte) and up to 50,000 common shares (in the case of Mr. Burns) held by them or their spouses or any corporation controlled by any of them, respectively, for a price per share equal to the simple average of the closing price of the common shares of the Corporation on The Toronto Stock Exchange for each of the business days on which there was a closing price falling not more than 20 business days prior to the receipt by the Corporation of the notice of exercise of the right herein described. If such right is not exercised and Ms. Witte or Mr. Burns, as the case may be, is then indebted to the Corporation, the outstanding principal amount of such loan will be forgiven by the Corporation. Ms. Witte is currently indebted to the Corporation in the principal amount of $700,000 (US) and Mr. Burns is not indebted to the Corporation.

    In the event that the employment of any one of the four Executives is terminated without cause, including a dismissal arising from or related to a change of ownership of Arctic or the Corporation, each is entitled to receive compensation tied to length of service. When termination occurs prior to the completion of 12 months of service, the employee is entitled to payment of an amount equal to one year's salary plus the cost to the Corporation of one year of benefits; where termination occurs after 12 months of service but before the completion of 48 months of service, the employee is entitled to 18 months base salary plus the cost to the Corporation of 18 months benefits; and where termination occurs any time after 48 months of service, the employee is entitled to 24 months base salary including bonus, plus the cost to the Corporation of two years of benefits. In the event of a change of control of Arctic or the Corporation, the Executive is entitled upon dismissal to payments of any bonus earned but unpaid and has the immediate right to exercise all valid option agreements. Loans outstanding under the Agreements with the Executives are secured and must be repaid in full within 120 days following termination of employment. Several of the Executives are indebted to Arctic (see "Indebtedness of Directors and Officers"). Each of Ms. Witte, Mr. Burns and the Executives are participants in the Corporation's Retirement Plan (see "Retirement Plan").

COMPOSITION OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors of the Corporation
(the "Committee") consists of Matthew Gaasenbeek, the Chairman of the Committee, Margaret K. Witte, the President and Chief Executive Officer of the Corporation, William J.V. Sheridan, the Secretary of the Corporation and John May.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERALL POLICY

    Compensation of the Corporation's executive officers rests in the discretion of the Board of Directors, and the Compensation Committee of the Board of Directors is charged with considering specific information and making recommendations to the full Board. The Compensation Committee is currently comprised of four directors who are appointed annually by the Corporation's Board of Directors, three being non-employee directors. The Compensation Committee's consideration of and recommendations regarding executive compensation are guided by a number of factors including overall corporate performance and return to shareholders. The overall objectives of the Corporation's executive compensation package are to attract and to retain the best possible executive talent, to motivate the Corporation's executives to achieve goals consistent with the Corporation's business strategy, to provide an identity between executive and shareholder interests through stock option grants and finally to provide a compensation package that recognizes an executive's individual contributions in addition to the Corporation's overall business results.

    The Compensation Committee periodically reviews the Corporation's executive compensation program. In making recommendations concerning executive compensation, the Committee reviews reports published by independent compensation consultants assessing compensation programs and reviews the Corporation's executive compensation, corporate performance, share price appreciation and total return to shareholders against a peer group of public corporations. The Compensation Committee's periodic review permits an ongoing evaluation of the link between the Corporation's performance and its executive compensation in the context of the compensation programs of other corporations.

    The Compensation Committee recommends to the Board of Directors compensation levels and programs for the Chief Executive Officer and all senior officers, including the individuals whose compensation is detailed in the Proxy Statement. In reviewing individual performance of executives whose compensation is detailed in this Proxy Statement, the Compensation Committee takes into account the views of the Corporation's Chief Executive Officer (except with respect to the Chief Executive Officer, whose performance is evaluated by the other members of the Committee).

    The key elements of the Corporation's executive compensation consist of base salary, an annual cash performance payment and grant of stock options. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Ms. Witte as Chief Executive Officer, are discussed below. While the Committee takes into consideration all of the factors set forth below in setting base salaries, the Committee's deliberations are essentially subjective, and no set quantitative formula determines the base salaries of any of the named executives.

BASE SALARIES

    Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other corporations both in the peer group and more broadly (since the Corporation competes with companies outside of its peer group for executive talent).

    Annual salary adjustments are determined by evaluating the performance of the Corporation and of each executive officer, and also take into account new responsibilities for any particular officer. The Compensation Committee, where appropriate, also considers other corporate performance measures, including productivity, cost control, safety, environmental awareness and improvements in relations with customers, suppliers and employees. The Compensation Committee places a premium on efficiency, because the Corporation has no control over the prices at which its product is sold.

    With respect to the base salary set for Ms. Witte in 1996, the Compensation Committee took into account a comparison of base salaries of Chief Executive Officers of peer corporations, the Corporation's success in meeting its growth objectives in 1996, the performance of the Corporation's common shares and the assessment by the Compensation Committee of Ms. Witte's individual performance.

ANNUAL PERFORMANCE PAYMENT

    In March, 1997, the Compensation Committee met to consider the individual performance of its Chief Executive Officer and the other executive officers of the Corporation in meeting the goals and objectives of the Corporation in 1996.

    In certain areas, individual performance was exemplary. The Corporation achieved the highest average realized gold price in the industry, namely $481
(US) per ounce. The resultant revenue to the Corporation from hedging activities was approximately $51,000,000 . In addition, the Corporation successfully issued $175,000,000 (US) of 11% senior subordinated notes due 2006. The proceeds received from this issue are expected to allow the Corporation to complete the construction of the Kemess South mine. Finally, two collective bargaining agreements were signed in 1996 and other negotiations were held with no work disruptions.

    Unfortunately, in some areas the Corporation did not meet its targets. Cost containment and production goals at its existing operations fell short of budget projections.

    Taking into account these factors as well as the overall financial results of the Corporation in 1996, the Compensation Committee recommended to the Board the following annual performance payments be made with respect to 1996 (with Ms. Witte abstaining in respect of her own compensation):

         INDIVIDUAL                PAYMENT

         Margaret K. Witte        $950,000 (US)
         John R. Smrke            $ 40,000 (US)
         James H. Wood            $ 80,000 (US)
         Ross F. Burns            $ 40,000 (US)
         Edmund Szol              $110,000 (US)

     The above amounts were made up of various components. The Compensation Committee recommended annual performance payments with respect to general corporate performance as well as specifically for individual achievements during the year. With respect to general corporate achievements, the Compensation Committee recommended the sum of $250,000 (US) for Ms. Witte and $40,000 (US) for each of Messrs. Smrke, Wood, Burns and Szol. With respect to the successful completion of the note issue, the Committee recommended the amount of $50,000
(US) for Ms. Witte and $40,000 (US) for Mr. Wood. With respect to the successful collective bargaining accomplishments, the Committee recommended the amount of $70,000 (US) for Mr. Szol. With respect to the extraordinary hedging revenues received during 1996, in the approximate amount of $51,000,000, the Committee recommended the amount of $650,000 (US) for Ms. Witte, since these results were primarily due to her efforts.

STOCK OPTIONS

     Stock options may be granted to the Corporation's executive officers and key employees, including the individuals whose compensation is detailed in this Proxy Statement. The size of stock option grants are based on a number of factors, including competitive compensation data, similar to those used to determine base salaries and annual bonuses. The Compensation Committee can elect not to award options.

     Stock options are intended to align the interests of executives and directors with those of the shareholders. All stock options granted have been granted with an exercise price equal to or above the market price of the common shares of the Corporation on the date preceding the date of grant and are generally exercisable during a five year period. This approach is designed to provide executives with an incentive for creation of shareholder value over the long term since the benefit of the compensation package cannot be realized unless share price appreciation occurs. On January 2, 1996, options were granted to the Chief Executive Officer, to the other named senior officers and to the directors to each purchase 60,000 common shares at a price of $4.90 per share based on a closing price of $4.85 on the day prior to the date of grant. On January 2, 1997, options were granted to the Chief Executive Officer, the other named senior officers, the directors and others to purchase common shares at a price of $4.38 per share based on a closing price of $4.38 on the date prior to the date of grant. These options are subject to shareholder approval as regards certain senior officers and directors of the Corporation.

     Ms. Witte owns 2,652,976 common shares and holds options to purchase an additional 560,000 common shares. The Compensation Committee believes that significant equity interests in the Corporation held by the Corporation's management align the interests of shareholders and management and took this into account in granting options to Ms. Witte.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the United States Internal Revenue Code of 1986 generally limits the corporate tax deduction for compensation in excess of $1 million (US) paid to the Corporation's Chief Executive Officer and any of its four other most highly paid executive officers. This limit applies to long-term incentive compensation and annual bonuses, as well as base salary. Compensation that qualifies as performance-based under regulations of the Internal Revenue Service is exempt from the deduction limit.

     The Compensation Committee recognizes that part of the 1996 annual compensation paid to the Corporation's Chief Executive Officer will not be deductible. While the tax impact of any compensation arrangement is one factor to be considered, the Compensation Committee evaluates such impact in light of its overall compensation philosophy. Accordingly, the Board of Directors is requesting shareholder approval of the proposed 1997 Executive Performance Incentive Plan described in this Management Information Circular (Proxy Statement) in order to ensure that compensation paid pursuant to such plan will be deductible under Section 162(m). However, the Compensation Committee retains discretion to approve compensation that is not fully deductible, if the plan is not approved by shareholders.

CONCLUSION

     The Corporation's executive compensation is linked to individual and corporate performance and to share price appreciation. In 1996, a significant portion of the Corporation's executive compensation consisted of these performance-based variable elements as determined in the discretion of the Compensation Committee and the Board of Directors. The Compensation Committee intends to continue the policy of linking executive compensation to corporate and individual performance and returns to shareholders, recognizing that the rise and fall of the business cycle may result in an imbalance for a particular period. The Compensation Committee adjusts for factors such as these, which are beyond an executive's control, by exercising its qualitative judgment.

     The foregoing report is submitted by the Compensation Committee of the Board of Directors.

     Matthew A. Gaasenbeek (Chairman)
     John L. May
     William J.V. Sheridan
     Margaret K. Witte

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Margaret K. Witte, who serves on the Compensation Committee is the Chairman, Chief Executive Officer and President of the Corporation. William J.
V. Sheridan, who serves on the Compensation Committee, is the Secretary of the Corporation and is a partner of the law firm of Lang Michener, counsel to the Corporation.

     In 1996, loans were made to Ms. Witte by Arctic Precious Metals, Inc. ("Arctic"), a subsidiary of the Corporation. The loans are secured by Ms. Witte's ownership interest in real property and represented by a deed of trust that is, and will be, subordinate to recorded encumbrances on the real property. The loans bear interest at the prescribed rates. Ms. Witte's compensation will be increased to the extent that any interest is paid. The loans are fully repayable upon the sale of the real property security or within 30 days of the earlier termination of Ms. Witte's employment for cause. Prior to that time, up to one-third of the principal amount per year is repayable on demand from bonus amounts earned by Ms. Witte for that year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During the fiscal year ended December 31, 1996, Ms. Witte filed five late reports covering eleven transactions; Mr. Smrke filed one late initial report and another late report covering two transactions; Messrs. Gaasenbeek, Sheridan and Wood each filed one late report covering one transaction; Mr. Eacott filed one late report covering two transactions and Sadek El-Alfy, former Vice-President, Operations, filed one late initial report.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return of the common shares of the Corporation over the past five years with the cumulative total return of The Toronto Stock Exchange 300 Total Return Stock Index and The Toronto Stock Exchange Gold and Precious Minerals Index since that date.(1)


                       COMPARATIVE PERFORMANCE CHART

                              [GRAPH]

-------------------------------------------------------------------------------------------------------------------------
                                   DEC. 31/91     DEC. 31/92     DEC. 31/93     DEC. 31/94     DEC. 31/95     DEC. 31/96
                                   --------------------------------------------------------------------------------------
Royal Oak Close                    $     1.60     $     1.95     $     6.25     $     4.60     $     4.85     $     4.38
Royal Oak Value                        100.00         121.88         390.63         287.50         303.13         273.75
TSE 300 Close                         6291.90        6201.72        8220.23        8205.73        9397.97       12061.95
TSE 300 Value                          100.00          98.57         130.65         130.42         149.37         191.71
TSE Gold and Precious Close           6750.89        7264.30       14920.00       13463.20       14732.16       16081.79
TSE Gold and Precious Value            100.00         107.61         221.01         199.43         218.23         238.22
-------------------------------------------------------------------------------------------------------------------------

(1) Assumes $100 invested in the Corporation's common shares on December 31, 1991 and in the TSE 300 Total Return Index and in the TSE Gold and Precious Minerals Index, which assume dividend reinvestment.


COMPENSATION OF DIRECTORS

    The directors of the Corporation are entitled to receive an annual fee of $8,000 plus $1,000 for each meeting of the board or a committee thereof attended. The directors are also entitled to reimbursement from the Corporation for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the board or a committee thereof.


INDEBTEDNESS OF DIRECTORS AND OFFICERS

    The aggregate amount of indebtedness to the Corporation or its subsidiaries incurred in connection with the purchase of securities of the Corporation by all present and former officers, directors and employees of the Corporation outstanding as at March 27, 1997 was $110,783 (US).

    The following table sets forth the indebtedness incurred by directors, senior officers and executive officers of the Corporation for the purchase of securities of the Corporation.




  INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS UNDER SECURITIES
                          PURCHASE PROGRAMS

------------------------------------------------------------------------------------------------------------------------
                                           Largest
                           Involvement     Amount           Amount          Financially Assisted
Name and Principal         of Issuer or    Outstanding      Outstanding as  Securities Purchases   Security for
Position                   Subsidiary      During 1996      at March 27,    During 1996            Indebtedness
                                                            1997
------------------------------------------------------------------------------------------------------------------------
J.R. Smrke,                  Loan by       $74,547 (US)    $74,547 (US)        40,000 shares             --
Senior Vice-President     Subsidiary(1)
------------------------------------------------------------------------------------------------------------------------
J.G. Eacott                  Loan by       $36,236 (US)    $36,236 (US)        61,000 shares       15,000 shares
Vice-President,            Subsidiary(2)
Investor Relations
------------------------------------------------------------------------------------------------------------------------




(1) Arctic Precious Metals, Inc., a subsidiary of the Corporation, provided loans to Mr. Smrke. The loans bear interest at prescribed rates. They are secured by Mr. Smrke's ownership interest in real property and represented by a deed of trust that is, and will be, subordinate to recorded encumbrances on the real property. The loans are repayable from, at the discretion of the Corporation, future bonus amounts earned by Mr. Smrke and from the aggregate net value of any stock options exercised by Mr. Smrke, at the rate of one-half of the after-tax value to Mr. Smrke of such amounts.

(2) Arctic Precious Metals, Inc., a subsidiary of the Corporation, provided a loan to Mr. Eacott. The loan bears interest at prescribed rates and is secured by the pledge of 15,000 common shares to the Corporation. The loan is repayable from, at the discretion of the Corporation, future bonus amounts earned by Mr. Eacott and from the aggregate net value of any stock options exercised by Mr. Eacott at the rate of one-half of the after-tax value to Mr. Eacott of such amounts.

    As at March 27, 1997, the aggregate amount of indebtedness to the Corporation or its subsidiaries incurred, other than in connection with the purchase of securities of the Corporation, by all current and former directors, officers and employees of the Corporation was $1,269,079 (US).

    The following table sets forth the indebtedness to the Corporation or its subsidiaries incurred by the executive officers, senior officers and directors of the Corporation, other than for the purchase of securities of the Corporation.


INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS
 OTHER THAN UNDER SECURITIES PURCHASE PROGRAMS


-------------------------------------------------------------------------------------------------------------------
                                  Involvement of Issuer    Largest Amount                Amount Outstanding as at
Name and Principal Position       or Subsidiary            Outstanding During 1996       March 27, 1997
-------------------------------------------------------------------------------------------------------------------
M. K. Witte
Chairman, President and Chief     Subsidiary(1)                 $717,226 (US)                 $700,000 (US)
Executive Officer

J. H. Wood                        Subsidiary(2)                 $75,000 (US)                  $58,800 (US)
Chief Financial Officer

J. R. Smrke                       Subsidiary(3)                 $31,400 (US)                  $16,871 (US)
Senior Vice-President

T. B. Acton                       Subsidiary(4)                      nil                      $250,000 (US)
Vice-President, Operations
-------------------------------------------------------------------------------------------------------------------



(1) In 1996, loans were made to Ms. Witte by Arctic Precious Metals, Inc. ("Arctic"), a subsidiary of the Corporation. The loans are secured by Ms. Witte's ownership interest in real property and represented by a deed of trust that is, and will be, subordinate to recorded encumbrances on the real property. The loans bear interest at the prescribed rates.
    Ms. Witte's compensation will be increased to the extent that any interest is paid. The loans are fully repayable upon the sale of the real property security or within 30 days of the earlier termination of Ms. Witte's employment for cause. Prior to that time, up to one-third of the principal amount per year is repayable on demand from bonus amounts earned by Ms. Witte for that year. See "Employment Agreements."

(2) In May, 1995, a housing loan was made to Mr. Wood by Arctic. The loan does not bear interest and is secured against Mr. Wood's residence. The loan is repayable over a maximum of ten years from, at the discretion of the Corporation, future bonus amounts earned by Mr. Wood and from the aggregate net value of any stock options exercised by Mr. Wood, at the rate of one-half of the after-tax value to Mr. Wood of such amounts.

(3) In January, 1995, a loan was made to Mr. Smrke by Arctic. The loan bears interest at prescribed rates. It is secured by Mr. Smrke's ownership interest in real property and represented by a deed of trust that is, and will be, subordinate to recorded encumbrances on the real property. The loan is repayable from, at the discretion of the Corporation, future bonus amounts earned by Mr. Smrke and from the aggregate net value of any stock options exercised by Mr. Smrke, at the rate of one-half of the after-tax value to Mr. Smrke of such amounts.

(4) In February, 1997, a bridge housing loan was made to Mr. Acton by Arctic, to facilitate his relocation and the purchase of a new residence. The loan is secured by a deed of trust on the new residence and is repayable upon the sale of Mr. Acton's former residence, which is expected to be completed in June 1997. The loan is interest free for the first three months and thereafter will bear interest at 9% per annum.


DIRECTORS' AND OFFICERS' INSURANCE

    The Corporation maintains liability insurance policies covering directors and officers of the Corporation acting in their respective capacities as such. Total coverage is $25,000,000, subject to a corporate deductible of $250,000. The total premium paid by the Corporation in respect of this coverage during 1996 was $125,000.


                  STATEMENT OF CORPORATE GOVERNANCE PRACTICES

    Every company incorporated in Canada or a province thereof whose shares are listed on The Toronto Stock Exchange ("TSE") is required to disclose on an annual basis its approach to corporate governance with reference to specified guidelines which are derived from those set out in the TSE Committee on Corporate Governance Report (the "TSE Report"). Where a company's system of corporate governance differs from the guidelines, an explanation of the differences is required.

    Set forth below are the matters required to be addressed, a synopsis of the related TSE guidelines and a commentary on the Corporation's approach with respect to each.

1.  THE MANDATE OF THE BOARD OF DIRECTORS, INCLUDING ITS DUTIES AND OBJECTIVES.

    GUIDELINE: THE BOARD OF DIRECTORS SHOULD EXPLICITLY ASSUME RESPONSIBILITY FOR THE STEWARDSHIP OF THE CORPORATION AND AS PART OF THE OVERALL STEWARDSHIP RESPONSIBILITY SHOULD ASSUME RESPONSIBILITY FOR THE FOLLOWING MATTERS:

    (i)     ADOPTION OF A STRATEGIC PLANNING PROCESS;

            The board of directors of the Corporation (the "Board") meets annually to review and approve the Corporation's annual business plan. A portion of each regularly scheduled board meeting is set aside for a discussion of strategic planning and the Board will be holding special purpose meetings annually with all senior and operations management to deal principally with strategic planning.

    (ii) THE IDENTIFICATION OF THE PRINCIPAL RISKS OF THE CORPORATION'S BUSINESS AND ENSURING THE IMPLEMENTATION OF APPROPRIATE SYSTEMS TO MANAGE THESE RISKS;

            The principal risks of the Corporation's business relate primarily to its mining operations. Detailed systems are in place at each operating mine site to monitor such risks, including health and safety and environmental risks and risks relating to mining methodology. A local manager at each site supervises the application of such systems and reports regularly to senior management.

    (iii) SUCCESSION PLANNING INCLUDING APPOINTING, TRAINING AND MONITORING SENIOR MANAGEMENT;

            The Board monitors succession planning on an ongoing basis and adopts responsibility for the appointment and training of new members of senior management. Responsibility for training new members of the management team is delegated to the existing senior management group.

    (iv)    A COMMUNICATIONS POLICY FOR THE CORPORATION;

            The Board specifically reviews and approves the Corporation's annual financial statements as well as the Corporation's annual report and shareholders' meeting materials. In addition, various members of the Corporation's senior management team are charged with the responsibility of complying with the Corporation's regulatory disclosure obligations. The Vice-President, Investor Relations is responsible for dealing on an ongoing basis with inquiries from shareholders, analysts, the media and other interested parties.

    (v) THE INTEGRITY OF THE CORPORATION'S INTERNAL CONTROL AND MANAGEMENT INFORMATION SYSTEMS.

            The integrity of the Corporation's internal control and management information systems are primarily the responsibility of the Audit Committee of the Board, which meets with both the Corporation's financial and accounting personnel and the Corporation's external auditors to review these matters. The Audit Committee reports to the full Board with respect to any issues that arise out of such discussions.

2. THE COMPOSITION OF THE BOARD, WHETHER THE BOARD HAS A MAJORITY OF UNRELATED DIRECTORS AND THE BASIS FOR THIS ANALYSIS; IF THE COMPANY HAS A SIGNIFICANT SHAREHOLDER, WHETHER THE COMPANY SATISFIES THE REQUIREMENT FOR FAIRLY REFLECTING THE INVESTMENT OF THE MINORITY SHAREHOLDERS IN THE CORPORATION AND THE BASIS FOR THIS ANALYSIS.

     GUIDELINE: THE BOARD OF DIRECTORS OF EVERY CORPORATION SHOULD BE CONSTITUTED WITH A MAJORITY OF INDIVIDUALS WHO QUALIFY AS UNRELATED DIRECTORS. AN UNRELATED DIRECTOR IS A DIRECTOR WHO IS FREE FROM ANY INTEREST AND ANY BUSINESS OR OTHER RELATIONSHIP WHICH COULD, OR COULD REASONABLY BE PERCEIVED TO, MATERIALLY INTERFERE WITH THE DIRECTOR'S ABILITY TO ACT WITH A VIEW TO

THE BEST INTERESTS OF THE CORPORATION, OTHER THAN INTERESTS AND RELATIONSHIPS ARISING FROM SHAREHOLDING. A RELATED DIRECTOR IS A DIRECTOR WHO IS NOT AN UNRELATED DIRECTOR. IF THE CORPORATION HAS A SIGNIFICANT SHAREHOLDER, IN ADDITION TO A MAJORITY OF UNRELATED DIRECTORS, THE BOARD SHOULD INCLUDE A NUMBER OF DIRECTORS WHO DO NOT HAVE INTERESTS IN OR RELATIONSHIPS WITH EITHER THE CORPORATION OR THE SIGNIFICANT SHAREHOLDER AND WHICH FAIRLY REFLECTS THE INVESTMENT IN THE CORPORATION BY SHAREHOLDERS OTHER THAN THE SIGNIFICANT SHAREHOLDER. A SIGNIFICANT SHAREHOLDER IS A SHAREHOLDER WITH THE ABILITY TO EXERCISE A MAJORITY OF THE VOTES FOR THE ELECTION OF THE BOARD OF DIRECTORS.

     GUIDELINE: THE APPLICATION OF THE DEFINITION OF "UNRELATED DIRECTOR" TO THE CIRCUMSTANCES OF EACH INDIVIDUAL DIRECTOR SHOULD BE THE RESPONSIBILITY OF THE BOARD WHICH WILL BE REQUIRED TO DISCLOSE ON AN ANNUAL BASIS WHETHER THE BOARD HAS A MAJORITY OF UNRELATED DIRECTORS OR, IN THE CASE OF A CORPORATION WITH A SIGNIFICANT SHAREHOLDER, WHETHER THE BOARD IS CONSTITUTED WITH THE APPROPRIATE NUMBER OF DIRECTORS WHICH ARE NOT RELATED TO EITHER THE CORPORATION OR THE SIGNIFICANT SHAREHOLDER.

     Based on the principles enunciated above, the Board believes that the following individuals are related directors: Margaret K. Witte (Chairman, President and Chief Executive Officer); Ross F. Burns (Vice-President, Global Exploration) and William J.V. Sheridan (Secretary and partner of Lang Michener, counsel to the Corporation).

     The following directors are considered to be unrelated on the basis that they are not employed by the Corporation, do not have any material business relationships with the Corporation, directly or indirectly, and do not receive any remuneration from the Corporation, directly or indirectly, other than directors' fees: J. Conrad Lavigne, John L. May, George W. Oughtred and Matthew Gaasenbeek.

     Based on the foregoing, the Corporation has three related and four unrelated directors. As a majority of the directors are unrelated and the Corporation has no significant shareholders, the Board believes that its composition complies with the foregoing guidelines.

     GUIDELINE: EVERY BOARD OF DIRECTORS SHOULD EXAMINE ITS SIZE WITH A VIEW TO DETERMINING THE IMPACT OF THE NUMBER UPON EFFECTIVENESS, AND UNDERTAKE WHERE APPROPRIATE, A PROGRAM TO REDUCE THE NUMBER OF DIRECTORS TO A NUMBER WHICH FACILITATES MORE EFFECTIVE DECISION-MAKING.

     The Board reviews the number of directors on the Board annually with a view to establishing an optimum number for effective decision-making. The Governance and Nominating Committee of the Board is charged with the responsibility of reviewing periodically the size of the Board to ensure its continued effectiveness. The Board is currently comprised of seven directors. The Board believes that it is able to operate effectively with seven directors and does not believe that a reduction in the number of directors is warranted or desirable.

3. IF THE BOARD DOES NOT HAVE A CHAIR SEPARATE FROM MANAGEMENT, THE STRUCTURES AND PROCESSES WHICH ARE IN PLACE TO FACILITATE THE FUNCTIONING OF THE BOARD INDEPENDENTLY OF MANAGEMENT.

     GUIDELINE: EVERY BOARD OF DIRECTORS SHOULD HAVE IN PLACE APPROPRIATE STRUCTURES AND PROCEDURES TO ENSURE THAT THE BOARD CAN FUNCTION INDEPENDENTLY OF MANAGEMENT.

     The Chairman of the Board is also the Chief Executive Officer of the Corporation. The Board believes that, given her detailed knowledge of the Corporation's operations and experience in the mining industry, the Chief Executive Officer is the most appropriate individual to set the agenda for meetings of the Board, ensure that adequate information is provided to the Board and chair the meetings.

     GUIDELINE: THE BOARD OF DIRECTORS SHOULD IMPLEMENT A SYSTEM WHICH ENABLES AN INDIVIDUAL DIRECTOR TO ENGAGE OUTSIDE ADVISORS AT THE EXPENSE OF THE
CORPORATION IN APPROPRIATE CIRCUMSTANCES.   ENGAGEMENT OF THE OUTSIDE ADVISOR
SHOULD BE SUBJECT TO THE APPROVAL OF AN APPROPRIATE COMMITTEE OF THE BOARD.

     In the case of non-arm's length transactions or other circumstances where a member or members of the Board may have a conflict of interest with the Corporation, prudent and established corporate practice dictates that a committee of independent directors be struck and that such committee be given the freedom to engage outside advisors at the expense of the Corporation. The Board concurs with and subscribes to this practice. Although no formal policy is in place with respect to whether individual directors may retain outside advisors in other circumstances, any individual director is free to request the engagement of an outside advisor where he or she feels it appropriate to do so. The Governance and Nominating Committee, which consists entirely of outside directors, is responsible for considering and approving such requests.

4.   DESCRIPTION OF BOARD COMMITTEES, THEIR MANDATES AND THEIR ACTIVITIES.

     GUIDELINE: COMMITTEES OF THE BOARD OF DIRECTORS SHOULD GENERALLY BE COMPOSED OF OUTSIDE DIRECTORS, A MAJORITY OF WHOM ARE UNRELATED DIRECTORS, ALTHOUGH SOME BOARD COMMITTEES, INCLUDING THE EXECUTIVE COMMITTEE, MAY INCLUDE ONE OR MORE INSIDE DIRECTORS.

     There are three committees of the Board: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. The composition of each committee is as follows:

     a) Audit Committee - Two of the three members of the Audit Committee are unrelated and are outside directors. The Committee consists of Matthew Gaasenbeek, George Oughtred and Margaret Witte.

     b) Compensation Committee - This committee consists of three outside directors, William Sheridan, John May and Matthew Gaasenbeek, and one inside director, Margaret Witte. Two of the four members of the Compensation Committee are related directors (William Sheridan and Margaret Witte). The Compensation Committee reviews directors' fees and retainers, compensation and benefit packages for senior management, and stock options and the Board believes it is appropriate for the Chief Executive Officer to serve on such committee. The Chief Executive Officer does not participate in deliberations of the Compensation Committee which relate to her compensation.

     c) Governance and Nominating Committee - This committee consists of three outside and unrelated directors: John May, George Oughtred and Conrad Lavigne. The duties of the Governance and Nominating Committee include:

          (i) recommending nominees for election to the Board and establishing a process for identifying, recruiting and appointing new directors;

          (ii) establishing a long-term plan for the composition of the Board;

          (iii) reviewing periodically the size of the Board to ensure its continued effectiveness;

          (iv) assessing and making recommendations regarding the effectiveness of the Board as a whole, the committees of the Board and the contribution of each individual director;

          (v) reviewing periodically the general responsibilities and functions of the Board and its committees and the procedures for Board meetings;

          (vi) reviewing and approving the annual disclosure of corporate governance compliance; and

          (vii) considering and approving requests from individual directors or Committees of the Board to engage outside advisors.

     GUIDELINE: EVERY BOARD OF DIRECTORS SHOULD EXPRESSLY ASSUME RESPONSIBILITY FOR, OR ASSIGN TO A COMMITTEE OF DIRECTORS THE GENERAL RESPONSIBILITY FOR, DEVELOPING THE CORPORATION'S APPROACH TO CORPORATE GOVERNANCE ISSUES. THIS COMMITTEE WOULD, AMONGST OTHER THINGS, BE RESPONSIBLE FOR THE CORPORATION'S RESPONSE TO THESE GOVERNANCE GUIDELINES.

     The Governance and Nominating Committee has been established to assume responsibility for developing the Corporation's approach to governance issues.

     GUIDELINE: THE AUDIT COMMITTEE OF EVERY BOARD OF DIRECTORS SHOULD BE COMPOSED ONLY OF OUTSIDE DIRECTORS. THE ROLES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE SHOULD BE SPECIFICALLY DEFINED SO AS TO PROVIDE APPROPRIATE GUIDANCE TO AUDIT COMMITTEE MEMBERS AS TO THEIR DUTIES. THE AUDIT COMMITTEE SHOULD HAVE DIRECT COMMUNICATION CHANNELS WITH THE INTERNAL AND EXTERNAL AUDITORS TO DISCUSS AND REVIEW SPECIFIC ISSUES AS APPROPRIATE. THE AUDIT COMMITTEE DUTIES SHOULD INCLUDE OVERSIGHT RESPONSIBILITY FOR MANAGEMENT REPORTING ON INTERNAL CONTROL. WHILE IT IS MANAGEMENT'S RESPONSIBILITY TO DESIGN AND IMPLEMENT AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, IT IS THE RESPONSIBILITY OF THE AUDIT COMMITTEE TO ENSURE THAT MANAGEMENT HAS DONE SO.

     A majority of the members of the Audit Committee are outside directors. The Board believes that it is appropriate and desirable for the Chief Executive Officer to sit on the Audit Committee given her intimate knowledge of the Corporation's operations. The duties and responsibilities of the Audit Committee comply in full with the foregoing guideline.

     GUIDELINE: THE BOARD OF DIRECTORS OF EVERY CORPORATION SHOULD APPOINT A COMMITTEE OF DIRECTORS COMPOSED ENTIRELY OF OUTSIDE, I.E., NON-MANAGEMENT DIRECTORS, A MAJORITY OF WHOM ARE UNRELATED DIRECTORS, WITH THE RESPONSIBILITY OF PROPOSING TO THE FULL BOARD NEW NOMINEES TO THE BOARD AND FOR ASSESSING DIRECTORS ON AN ONGOING BASIS.

     The Governance and Nominating Committee, which is composed entirely of outside and unrelated directors, has been established to assume responsibility for proposing to the Board new nominees to the Board and for assessing directors on an ongoing basis.

5.   DESCRIPTION OF DECISIONS REQUIRING PRIOR APPROVAL BY THE BOARD.

     GUIDELINE: THE BOARD OF DIRECTORS, TOGETHER WITH THE CEO, SHOULD DEVELOP POSITION DESCRIPTIONS FOR THE BOARD AND FOR THE CEO INVOLVING THE DEFINITION OF THE LIMITS TO MANAGEMENT'S RESPONSIBILITIES. IN ADDITION, THE BOARD SHOULD APPROVE OR DEVELOP THE CORPORATE OBJECTIVES WHICH THE CEO IS RESPONSIBLE FOR MEETING.

     Reference is made to the disclosure under item 1 with respect to the annual review and approval by the Board of the Corporation's annual business plan. In addition, any major capital expenditures, acquisitions, divestitures or other material transactions, whether or not specifically set forth in the annual business plan, are subject to Board approval. Position descriptions for the Board and the Chief Executive Officer have been prepared and are expected to be approved this year.

6. PROCEDURES IN PLACE FOR RECRUITING NEW DIRECTORS AND OTHER PERFORMANCE-ENHANCING MEASURES, SUCH AS ASSESSMENT OF BOARD PERFORMANCE.

     GUIDELINE: EVERY BOARD OF DIRECTORS SHOULD IMPLEMENT A PROCESS TO BE CARRIED OUT BY THE NOMINATING COMMITTEE OR OTHER APPROPRIATE COMMITTEE FOR ASSESSING THE EFFECTIVENESS OF THE BOARD AS A WHOLE, THE COMMITTEES OF THE BOARD AND THE CONTRIBUTION OF INDIVIDUAL DIRECTORS.

     The effectiveness of the Board as a whole, the committees of the Board and the contribution of individual directors is assessed on an ongoing basis by both the Governance and Nominating Committee and senior management.

     GUIDELINE: EVERY CORPORATION SHOULD PROVIDE AN ORIENTATION AND EDUCATION PROGRAM FOR NEW RECRUITS TO THE BOARD.

     Any new recruits to the Board will be provided with extensive background documentation with respect to the Corporation's businesses, visit selected mine sites and meet with senior management to discuss the Corporation's affairs and to give the new recruits an opportunity to ask questions.

     GUIDELINE: THE BOARD OF DIRECTORS SHOULD REVIEW THE ADEQUACY AND FORM OF COMPENSATION OF DIRECTORS AND ENSURE THAT COMPENSATION REALISTICALLY REFLECTS THE RESPONSIBILITIES AND RISKS INVOLVED IN BEING AN EFFECTIVE DIRECTOR.

     The Compensation Committee of the Board periodically reviews the adequacy and form of compensation of directors and makes recommendations to the Board in this regard.

7. MEASURES FOR RECEIVING SHAREHOLDER FEEDBACK AND MEASURES FOR DEALING WITH SHAREHOLDER CONCERNS.

     The Corporation maintains an open dialogue with all shareholders, both institutional and individual. It is part of the duties of both the Chief Executive Officer and the Vice President, Investor Relations of the Corporation to respond to any inquiries from shareholders or concerns raised by them.

8.   THE BOARD'S EXPECTATIONS OF MANAGEMENT.

     Reference is made to items 1 and 5 above.

                         INTEREST IN MATTERS TO BE ACTED UPON

     If the resolution to approve the grant of stock options to directors and certain senior officers of the Corporation named under "Stock Options to Senior Officers and Directors" is approved, then subject to receipt of listings approval of The Toronto Stock Exchange and the American Stock Exchange, those persons will be entitled to exercise the stock options. If the resolution is not approved, those persons will not be able to exercise the options and the option grants will be cancelled.


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as set forth in this section or otherwise in this Management Information Circular (Proxy Statement), to the knowledge of management of the Corporation, no director or officer of the Corporation or nominee for election as a director or any shareholder known to the Corporation to own of record or beneficially more than 5% of the Corporation's outstanding common shares or any member of the immediate family of any of the foregoing persons had any interest in any material transaction since January 1, 1996.

     William J. V. Sheridan, a director and the Secretary of the Corporation, is a partner in the law firm of Lang Michener, counsel to the Corporation.

     In March 1996, the Corporation loaned $3,400,000 to Mountain Minerals Co. Ltd. ("Mountain Minerals") to acquire control of Highwood Resources Ltd. ("Highwood"). Through a plan of arrangement and subsequent amalgamation, Mountain Minerals and Highwood combined under Highwood's name. William J. V. Sheridan, Margaret K. Witte, who is the Chairman, President and Chief Executive Officer of the Corporation, and John R. Smrke, who is the Senior Vice-President of the Corporation, serve as directors and/or officers of Highwood. In December, 1996, the Corporation agreed to convert the $3,000,000 balance of Highwood's debt into 1,935,483 Highwood common shares on the basis of $1.55 per share, representing a $0.04 premium over the prior 20-day trading average of the shares on The Toronto Stock Exchange. The Corporation thereby increased its interest in Highwood to 38.6% of the outstanding common shares.


                    SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     The Corporation will review shareholder proposals intended to be included in proxy material for the 1998 Annual Meeting of Shareholders which are received by the Corporation at its principal executive offices by no later than March 30, 1998. Such proposals must be in writing and should be addressed to the attention of Corporate Counsel of the Corporation. A proposal may include nominations for the election of directors if the proposal is signed by one or more holders of shares representing in the aggregate not less than 5 per cent of the outstanding common shares of the Corporation.

                                        GENERAL

     Copies of the Corporation's most recent Form 10-K and Annual Report, including comparative financial statements for the year ended December 31, 1996, are available upon written request from the Vice-President, Investor Relations, 5501 Lakeview Drive, Kirkland, Washington 98033 (telephone: 425-822-8992).

     Information contained herein is given as of the 21st day of April, 1997 except as otherwise noted. If any matters which are not now known should properly come before the Meeting, the accompanying form of proxy will be voted on such matters in accordance with the best judgment of the person voting it. The content and sending of this Proxy Statement have been approved by the directors of the Corporation.


     DATED at Toronto this 21st day of April, 1997.


                              BY ORDER OF THE BOARD OF DIRECTORS


                                   /s/ William J.V. Sheridan

                                       WILLIAM J.V. SHERIDAN
                                       Secretary

                                    EXHIBIT A

                              ROYAL OAK MINES INC.

                    1997 EXECUTIVE PERFORMANCE INCENTIVE PLAN

1. PURPOSE: The purpose of the 1997 Executive Performance Incentive Plan (the "Plan") is to promote the interests of Royal Oak Mines Inc. (the "Company") and its stockholders by providing additional compensation as incentive to certain key executives of the Company and its Subsidiaries and Affiliates who contribute materially to the success of the Company and such Subsidiaries and Affiliates.

2. DEFINITIONS: The following terms when used in the Plan shall, for the purposes of the Plan, have the following meanings:

     (a) "Affiliate" shall mean any entity in which the Company has an ownership interest of at least 20%.

     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Company" shall mean Royal Oak Mines Inc., its Subsidiaries and Affiliates.

     (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (e) "Subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424 of the Code.

3. ADMINISTRATION: The Plan shall be administered under the supervision of the Board of Directors of the Company (the "Board") which shall exercise its powers, to the extent herein provided, through the agency of a committee of the Board (the "Committee") which shall be appointed by the Board. The Committee shall consist of not fewer than two (2) members of the Board who meet the definition of "outside directors" under the provisions of Section 162(m) of the Code and the definition of "non-employee directors" under the provisions of Rule 16b-3 under the Exchange Act or any successor rule or regulation romulgated by the Securities and Exchange Commission.

     The Committee, from time to time, may adopt rules and regulations ("Regulations") for carrying out the provisions and purposes of the Plan and make such determinations, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate. The Committee may alter, amend or revoke any Regulation adopted. The interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board, be final and conclusive.

4. PARTICIPATION: "Participants" in the Plan shall be such key executives of the Company as may be designated by the Committee to participate in the Plan with respect to each fiscal year.

5.   PERFORMANCE INCENTIVE AWARDS:

     (a)  For each fiscal year of the Company, the Committee shall determine:

          (i) The Company, Subsidiaries and/or Affiliates to participate in the Plan for such fiscal year.

          (ii) The names of those key executives whom it considers should participate in the Plan for such fiscal year.

          (iii) The basis(es) for determining the amount of the Awards to such Participants, including the extent, if any, to which payment of all or part of an Award will be dependent upon the attainment by the Company or any Subsidiary or Affiliate or subdivision thereof of any specified performance goal or objective. Performance criteria for Awards under the Plan may include one or more of the following operating performance measures:

                 a. Operating cash flow      e.   Reserve increases
                 b. Revenue and net income   f.   Return on shareholders' equity
                 c. Project acquisition      g.   Appreciation in share price
                 d. Cash cost of production

                 For any Participant who the Committee determines is not expected to be subject to Section 162(m) of the Code at the time the Company would be eligible for a compensation deduction with respect to an Award (absent Section 162(m) of the Code), other performance measures or objectives, whether quantitative or qualitative, may be established.

                 The Committee shall establish the specific targets for the selected measures. These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index.

          (iv) Whether a percentage of an Award shall be deferred or whether a Participant may request the Committee to approve deferred payment of a percentage (not less than 25%) of an Award (the "Deferred Portion"). Any Award or portion of an Award of which the Committee does not require deferral or the Participant does not request deferral shall be paid subject to the provisions of
                 Section 6 (the "Current Portion"). Any Award which includes a Deferred Portion shall be subject to the terms and conditions stated in Section 10 and in any Regulations established by the Committee.

     (b) At any time after the commencement of a fiscal year for which Awards have been determined, but prior to the close thereof, the Committee may, in its discretion, eliminate or add Participants, or increase or decrease the Award of any Participant; but the Committee may not alter any election made relative to establishing a Deferred Portion of an Award or which would cause any Award to lose deductibility under
          Section 162(m) of the Code. Any changes or additions with respect to Awards of members of any committee established to oversee the Plan shall be referred to the Board or Committee, as appropriate for approval.

6.   PAYMENT OF CURRENT PORTION OF PERFORMANCE INCENTIVE AWARDS:

(a) As soon as practicable after the end of the fiscal year, the Committee shall determine the extent to which Awards have been earned on the basis of actual performance in relation to the established performance objectives for that fiscal year. The Committee will certify to the Board and the Participants the extent that such performance objectives have been attained. Subject to such forfeitures of Awards and other conditions as are provided in the Plan, an Award shall be payable to a Participant or the Participant's beneficiary to the extent that the Participant has performed his or her duties to the satisfaction of the Committee.

(b) There shall be deducted from all payments of Awards any taxes required to be withheld by any government entity and paid over to any such government in respect of any such payment.

(c) FORM OF PAYMENT. The Committee shall determine whether payment with respect to the Current Portion of an Award, or a Deferred Portion made under the provisions of Section 10, shall be made entirely in cash, entirely in Common Stock of the Company, or partially in cash and partially in Common Stock. Further, if the Committee determines that payment should be made in the form of Restricted Shares of Common Stock of the Company, the Committee shall designate the restrictions which will be placed upon the Common Stock and the duration of those restrictions. The Committee may not cause Awards to be made under this provision that would result in the issuance, either on a current or restricted basis, of more than 400,000 shares of Common Stock of the Company in any fiscal year or more than 2,000,000 shares of Common Stock of the Company pursuant to the Plan (subject to adjustment to such numbers pursuant to Section 14 hereof).

7. MAXIMUM PAYMENTS UNDER THE PLAN: Payments under the Plan shall be subject to the following maximum levels:

     (a) TOTAL PAYMENTS. The total amount of Awards paid under the Plan relating to any fiscal year may not exceed $1 million (US) plus three percent of the "Cash Flow from Operating Activities" for the Company in that fiscal year (the "Plan Pool") but provided that where in any year Cash Flow from Operating Activities is a negative amount, the Plan Pool shall consist of $1 million (US). Amounts actually payable for any fiscal year will be subject to attainment of performance goals. "Cash Flow from Operating Activities" is defined as net income
          (loss) adjusted for changes in non-cash items, including net changes in other operating items as set out in the audited Consolidated Statements of Cash Flow of the Company. For purposes of determining the total amount of Awards to be paid under the Plan, Common Stock of the Company shall be valued at the closing price on the American Stock Exchange (or any other principal exchange where the shares are listed) on the day prior to their payment or deferral.

     (b) MAXIMUM INDIVIDUAL AWARD. The maximum amount that any Individual Participant may receive relating to any fiscal year may not exceed forty percent of the Plan Pool in that fiscal year.

8. CONDITIONS IMPOSED ON PAYMENT OF AWARDS: Payment of each Award to a Participant or to the Participant's beneficiary shall be subject to the following provisions and conditions:

     (a) RIGHTS TO AWARDS. No Participant or any person claiming under or through the Participant shall have any right or interest, whether vested or otherwise, in the Plan or in any Award thereunder, contingent or otherwise, unless and until the Participant shall have complied with all of the terms, conditions and provisions of the Plan and the Regulations that affect such Participant or such other person. Nothing contained in the Plan or in the Regulations shall require the Company to segregate or earmark any cash, shares or stock or other property. Neither the adoption of the Plan nor its operation shall in any way affect the rights and powers of the Company or of any Subsidiary or Affiliate to dismiss and/or discharge any employee at any time.

     (b) ASSIGNMENT OR PLEDGE OF RIGHTS OF PARTICIPANT. No rights under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature except that a Participant may designate a beneficiary pursuant to the provisions of Section 9 hereof.

     (c) RIGHTS TO PAYMENTS. No absolute right to any Award shall be considered to have accrued to any Participant prior to the close of the fiscal year with respect to which an Award is made and then such right shall be absolute only with respect to any Current Portion thereof; the Deferred Portion will continue to be forfeitable and subject to all of the conditions of the Plan. No Participant shall have any enforceable right to receive any Award made with respect to a fiscal year or to retain any payment made with respect thereto if for any reason (death included) the Participant, during such entire fiscal year, has not performed his or her duties to the satisfaction of the Company.

9. DESIGNATION OF BENEFICIARY: A Participant may name a beneficiary to receive any payment to which the Participant may be entitled under the Plan in the event of the Participant's death, on a form to be provided by the Committee. A Participant may change his or her beneficiary designation from time to time in the same manner.

     If no designated beneficiary is living on the date on which any payment becomes payable, such payment shall be payable to the person or persons in the first of the following classes of successive preference:

     (a)  Surviving widow or widower;
     (b)  Surviving children, equally;
     (c)  Surviving parents, equally;
     (d)  Surviving brother and sisters, equally; or
     (e)  Executors or administrators;

and the term "beneficiary" as used in the Plan shall include such person or persons.

10. DEFERRAL OF PAYMENTS. Any portion of an Award deemed the Deferred Portion under Section 5(a)(iv) shall be subject to the following:

     (a) The Committee shall, in its sole discretion, determine whether a Deferred Portion may be elected by the Participant under an Award or if a Deferred Portion shall be required. If a Deferred Portion election is permitted for an Award, the Committee shall establish guidelines regarding the date by which such deferral election by the Participant must be made in order to be effective.

     (b) Concurrent with the establishment of a Deferred Portion for any Award, the Participant shall determine, subject to the approval of the Committee, the portion of any Participant's Deferred Portion that is to be valued by reference to the Performance Incentive Fixed Income Fund (hereinafter referred to as the "Fixed Income Fund"), the portion that is to be valued by reference to the Performance Incentive Equity Fund (hereinafter referred to as the "Equity Fund"), the portion that is to be valued by reference to the Performance Incentive Company Stock Fund (hereinafter referred to as the "Stock Fund") and the portion that shall be valued by reference to any other fund(s) which may be established by the Committee for this purpose. The Committee shall designate the Fixed Income Fund and the Equity Fund. The Stock Fund shall operate as described below.

     (c) Prior to the beginning of each fiscal year, the Committee shall determine whether the Fund(s) used to value the account of any Participant may be changed from the Fund currently used to any other Fund established for use under this Plan.

     (d) Payment of the total amount of a Participant's Deferred Portions shall be made to the Participant, or, in case of the death of the Participant prior to the commencement of payments on account of such total amount, to the Participant's beneficiary, in installments commencing as soon as practical after the Participant shall cease, by reason of death or otherwise, to be an employee of the Company. In case of the death of any Participant after the commencement of payments on account of the total of the Deferred Portions, the then remaining unpaid balance thereof shall continue to be paid in instalments, at such times and in such manner as if such Participant was living, to the beneficiary of the Participant. However, the Committee shall possess absolute discretion to accelerate the time of payment of any remaining unpaid balance of the Deferred Portions to any extent that it shall deem equitable and desirable under circumstances where the Participant at the time of payment shall no longer be an employee of the Company or shall have died.

     (e) CONDUCT OF PARTICIPANT FOLLOWING TERMINATION OF EMPLOYMENT. If, following the date on which a Participant shall cease to be an employee of the Company, the Participant shall at any time either disclose to unauthorized persons confidential information relative to the business of the Company, or any Subsidiary or Affiliate of the Company, or otherwise act or conduct himself or herself in a manner that the Committee shall determine is inimical or contrary to the best interests of the Company, the Company's obligation to make any further payment on account of the Deferred Portions of such Participant shall forthwith terminate.

     (f) ASSIGNMENT OF RIGHTS BY PARTICIPANT OR BENEFICIARY. If any Participant or beneficiary of a Participant shall attempt to assign his or her rights under the Plan in violation of the provisions thereof, the Company's obligation to make any further payments to such Participant or beneficiary shall forthwith terminate.

     (g) DETERMINATION OF BREACH OF CONDITIONS. The determination of the Committee as to whether an event has occurred resulting in a forfeiture or a termination or reduction of the Company's obligation in accordance with the foregoing provisions of this paragraph 10 shall be conclusive.

     (h) FUND COMPOSITION AND VALUATION. Deferred Portions of Awards under the Plan shall be valued and maintained as follows:

          (i) In accordance with the provisions, and subject to the conditions, of the Plan and the Regulations, the Deferred Portion as established by the Committee shall be valued in reference to the Participants' account(s) in the Equity Fund, in the Fixed Income Fund, in the Company Stock Fund, and in any other Fund established under this Plan. Account balances shall be maintained as dollar values, units or share equivalents as appropriate based upon the nature of the fund. For unit or share-based funds, the number of units or shares credited shall be based upon the established unit or share value as of the last day of the quarter preceding the crediting of the Deferred Portion.

          (ii) The Company shall advise Participants of the specific measures used and the current valuations of these Funds as appropriate to facilitate deferral decisions, investment choices and to communicate payout levels. The Company Stock Fund shall consist of units valued as one share of Common Stock of the Company without par value and shall provide for the reinvestment of any dividends paid with respect to such Common Stock.

          (iii) Nothing contained in the Fund definitions in subparagraph 10(h)(i) and 10(h)(ii) above shall require the Company to segregate or earmark any cash, shares, stock or other property to determine Fund values or maintain Participant account levels.

          (iv) ALTERNATIVE FUNDS. The establishment of the "Fixed Income Fund", the "Equity Fund" and the "Stock Fund" as detailed in subparagraphs(i) and (ii) of this paragraph shall not preclude the right of the Committee to direct the establishment of additional investment funds ("Funds"), subject to the requirements of Section 162(m) of the Code.

          In establishing such Funds, the Committee shall determine the criteria to be used for determining the value of such Funds.

     (i) ACCELERATED DISTRIBUTIONS. The Committee may, in its sole discretion, allow for the early payment of a Participant's Deferred Portion(s) in the event of an "unforeseeable emergency". An "unforeseeable emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. A distribution pursuant to this paragraph may only be made to the extent reasonably needed to satisfy the emergency need, and may not be made if such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets to the extent such liquidation would not itself cause severe financial hardship, or (iii) by cessation of participation in the Plan. The determination of whether and to what extent a distribution is permitted pursuant to this paragraph shall be made by the Committee.

11.  MISCELLANEOUS

     (a) By accepting any benefits under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or made to be taken or made under the Plan by the Company, the Board, the Committee or any other committee appointed by the Board.

     (b) Any action taken or decision made by the Company, the Board, the Committee or any other committee appointed by the Board arising out of or in connection with the construction, administration, interpretation or effect of the Plan or the Regulations shall lie within its absolute discretion, as the case may be, and shall be conclusive and binding upon all Participants and all persons claiming under or through any Participant.

     (c) No member of the Board, the Committee or any other committee appointed by the Board shall be liable for any act or failure to act of any other member, or of any officer, agent or employee of such Board or Committee, as the case may be, or for any act or failure to act, except on account of their own acts done in bad faith. The fact that a member of the Board shall then be, shall theretofore have been or thereafter may be a Participant in the Plan shall not disqualify him or her from voting at any time as a director with regard to any matter concerning the Awards, or in favour of or against any amendment or alteration of the Plan, provided that such amendment or alteration shall provide no benefit for directors as such and provided that such amendment or alteration shall be of general application.

     (d) The Board, the Committee or any other committee appointed by the Board may rely upon any information supplied to them by any officer of the Company or any Subsidiary and may rely upon the advice of counsel in connection with the administration of the Plan and shall be fully protected in relying upon given information or advice.

     (e) Notwithstanding anything to the contrary in the Plan, neither the Board nor the Committee shall have any authority to take any action under the Plan where such action would affect adversely the Company's ability to account for any business combination as a "pooling of interests" for financial reporting purposes.

12. AMENDMENT OR DISCONTINUANCE. The Board may alter, amend, suspend or discontinue the Plan at any time but no such action shall adversely affect any outstanding Award to a Participant.

13. EFFECTIVE DATE. The Plan will be effective for all fiscal years beginning with 1997 by action of the Board of Directors conditioned on and subject to approval of the Plan by the affirmative vote of a majority of the shares of Common Stock voting, in person or by proxy, at a duly held meeting of stockholders.

14. ADJUSTMENT. If the shares of Common Stock of the Company shall be consolidated, subdivided, converted, exchanged or reclassified, then the maximum numbers of shares of Common Stock issuable in any fiscal year and issuable pursuant to the Plan shall be similarly adjusted to give effect to such consolidation, subdivision, conversion, exchange or reclassification.

                              ROYAL OAK MINES INC.

              PROXY SOLICITED BY THE MANAGEMENT OF THE CORPORATION for the Annual and Special Meeting of Shareholders to be held on May 29, 1997

     The undersigned shareholder of ROYAL OAK MINES INC. hereby appoints MARGARET K. WITTE, President, or, failing her, ROSS F. BURNS, Vice-President, Global Exploration, or, failing him, WILLIAM J.V. SHERIDAN, Secretary, or instead of any of the foregoing, _________________________________ as PROXY of the undersigned, with full power of substitution, to attend, vote and otherwise act for and on behalf of the undersigned at the Annual and Special Meeting of Shareholders of the Corporation to be held on the date set out above and at every adjournment thereof in the same manner, to the same extent and with the same power as if the undersigned were present at the said meeting or any adjournment thereof, and the undersigned hereby revokes any former instrument appointing a proxy for the undersigned at the said meeting or any adjournment or adjournments thereof.

     Without limiting the general authorization and power hereby given, all of the shares registered in the name of the undersigned are to be voted as indicated below:

1.   VOTE           / /  (or if no specification is made "VOTE") for all of the following nominees for election of directors (except those whose names I have deleted); Margaret K. Witte, Ross F. Burns, William J.V. Sheridan, J. Conrad
                         Lavigne, John L. May, George W. Oughtred, Matthew
                         Gaasenbeek.

     WITHHOLD VOTE  / /

2.   VOTE           / /  (or if no specification is made "VOTE") for the
                         appointment of Arthur Andersen & Co. as auditors of the Corporation and authorizing the directors to fix the auditors' remuneration.

     WITHHOLD VOTE  / /

3.   FOR            / /  (or if no specification is made "FOR") approval of the stock options granted to certain senior officers and directors of the Corporation to purchase, in aggregate, up to 725,000 common shares of the Corporation at a price of $4.38 (Cdn.) per share.

     AGAINST        / /

4.   FOR            / /  (or if no specification is made "FOR") approval of the
                         Corporation's 1997 Executive Performance Incentive
                         Plan.

     AGAINST        / /

          DATED this _____ day of ______________, 1997.

     ------------------------------
     Signature of Shareholder

     NOTES:

     1. Shareholders are entitled to vote at the meeting either in person or by proxy. A proxy must be dated and signed by the shareholder or his attorney duly authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof duly authorized. Signature should agree with the name on this proxy. If this proxy is not dated in the above space, it will be deemed to bear the date on which it was mailed.

     2. EACH SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON TO REPRESENT HIM OR HER AT THE MEETING OTHER THAN THE PERSONS SPECIFIED ABOVE. SUCH RIGHT MAY BE EXERCISED BY INSERTING IN THE SPACE PROVIDED THE NAME OF THE PERSON TO BE APPOINTED, WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION.

     3. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON ITEMS 1 TO 3 INCLUSIVE AS THE SHAREHOLDER MAY HAVE SPECIFIED BY MARKING AN "X" IN THE SPACES PROVIDED FOR THAT PURPOSE. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED AS IF THE SHAREHOLDER HAD SPECIFIED AN AFFIRMATIVE VOTE.

     4. THIS PROXY CONFERS AUTHORITY FOR THE ABOVE-NAMED TO VOTE IN HIS OR HER DISCRETION WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF MEETING ACCOMPANYING THIS FORM OF PROXY AND OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.